Filed Pursuant to rule 424(b)(5)
Registration Statement No. 333-281931

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 4, 2024)

Up to $200,000,000 of

7.250% Series A Preferred Shares,

7.875% Series B Fixed-to-Floating Rate Cumulative Preferred Shares and/or

7.875% Series C Cumulative Preferred Shares

Each Preferred Share Represents One Corresponding

Beneficial Interest in Compass Diversified Holdings

We have entered into an Amended and Restated At Market Issuance Sales Agreement, dated September 4, 2024, which we refer to as the sales agreement, with B. Riley Securities, Inc., or B. Riley Securities, as sales agent. The sales agreement relates to the sale of the shares of 7.250% Series A Preferred Shares (the “Series A Preferred Shares”), 7.875% Series B Fixed-to-Floating Rate Cumulative Preferred Shares (the “Series B Preferred Shares”) and 7.875% Series C Cumulative Preferred Shares (the “Series C Preferred Shares” and, together with the Series A Preferred Shares and the Series B Preferred Shares, the “Preferred Shares”) of Compass Diversified Holdings, which we refer to as the trust, offered by this prospectus supplement and the accompanying prospectus. The Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares offered hereby will be fungible with and will have terms identical to, and the same CUSIP numbers as, the existing Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, respectively.

The purpose of the trust is to hold 100% of the limited liability company interests (other than the allocation interests), which we refer to as the trust interests, of Compass Group Diversified Holdings LLC, which we refer to as the company. Each Series A Preferred Share, Series B Preferred Share and Series C Preferred Share of the trust corresponds to one Series A Trust Preferred Interest, Series B Trust Preferred Interest and Series C Trust Preferred Interest of the company, respectively.

Series A Preferred Shares

When, as, and if declared by the board of directors of the company, distributions on the Series A Preferred Shares will be payable quarterly on January 30, April 30, July 30 and October 30 of each year at a rate per annum equal to 7.250%. Distributions on the Series A Preferred Shares are non-cumulative. If the board of directors of the company does not declare a distribution before the scheduled record date for any distribution period, we will not make a distribution in that distribution period, whether or not distributions on the Series A Preferred Shares are declared for any future period.

At any time or from time to time on or after July 30, 2022, we may, at our option, redeem the Series A Preferred Shares, in whole or in part, at a price of $25.00 per Series A Preferred Share plus declared and unpaid distributions, if any.

Series B Preferred Shares

Holders of Series B Preferred Shares will be entitled to receive cumulative cash distributions (i) at a rate equal to 7.875% per annum to, but excluding April 30, 2028, and (ii) from and including April 30, 2028, at a floating rate equal to three-month LIBOR (as defined and described under “Description of Securities—Description of Series B Preferred Shares—Distributions” in the accompanying prospectus) plus a spread of 4.985% per annum. Distributions will be payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, when and as declared by the board of directors of the company, except in each case where such day is not a business day. Distributions on the Series B Preferred Shares are cumulative.

At any time or from time to time on or after April 30, 2028, we may, at our option, redeem the Series B Preferred Shares, in whole or in part, at a price of $25.00 per Series B Preferred Share plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the redemption date.

Series C Preferred Shares

Holders of Series C Preferred Shares will be entitled to receive cumulative cash distributions at a rate equal to 7.875% per annum. Distributions will be payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, when and as declared by the board of directors of the company, except in each case where such day is not a business day. Distributions on the Series C Preferred Shares are cumulative.

At any time or from time to time on or after January 30, 2025, we may, at our option, redeem the Series C Preferred Shares, in whole or in part, at a price of $25.00 per Series C Preferred Share plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the redemption date.

We may be required to make an offer to repurchase the Preferred Shares upon the occurrence of certain corporate events. The Preferred Shares will rank equally among themselves and with other series of our parity shares, junior to our senior shares and senior to our junior shares (as such terms are defined under “Description of Securities” in the accompanying prospectus) with respect to payment of distributions and distribution of our assets upon our liquidation, dissolution or winding up. The Preferred Shares will not have any voting rights, except as set forth under “Description of Securities—Description of Series A Preferred Shares—Voting Rights,” “—Description of Series B Preferred Shares—Voting Rights” and “—Description of Series C Preferred Shares—Voting Rights” in the accompanying prospectus.

In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell our Preferred Shares having an aggregate offering price of up to $200,000,000 from time to time through or to B. Riley Securities as sales agent or principal.

Our Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares trade on the New York Stock Exchange (the “NYSE”) under the symbol “CODI PR A,” “CODI PR B” and “CODI PR C,” respectively. On August 30, 2024, the closing prices of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares on the NYSE were $24.85, $24.75 and $24.51, respectively.

Sales of our Preferred Shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The sales agent will use commercially reasonable efforts to sell on our behalf the shares of our Preferred Shares requested by us to be sold, consistent with its normal trading and sales practices, on mutually agreed terms set forth in the sales agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The sales agent will be entitled to compensation at a commission rate equal to 2.0% of the gross sales price per share sold. In connection with the sale of the Preferred Shares on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act.

You should read this prospectus supplement and the accompanying prospectus carefully before you invest. Investing in our Preferred Shares involves risks. See the section entitled “Risk Factors,” beginning on page S-12 of this prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus supplement and the accompanying prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

Prospectus Supplement dated September 4, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

NOTE TO READER

In reading this prospectus supplement, references to:

•	the “trust” and “Holdings” refer to Compass Diversified Holdings;

•	the “company” refer to Compass Group Diversified Holdings LLC;

•	“manager” refer to Compass Group Management LLC;

•	“businesses” refer to, collectively, the businesses controlled by the company;

•	the “trust agreement” refer to the Third Amended and Restated Trust Agreement of the trust dated as of August 3, 2021, as further amended;

•	the “LLC agreement” refer to the Sixth Amended and Restated Operating Agreement of the company dated as of August 3, 2021, as further amended;

•

the “common shares” refer to the common shares of the trust, each representing one undivided beneficial interest in the trust property and corresponding to one underlying trust common interest in the company;

•

the “preferred shares” refer to the preferred shares of the trust, each representing one undivided beneficial interest in the trust property and corresponding to one underlying trust preferred interest in the company;

•	the “shares” refer to the common shares and preferred shares, collectively;

•	the “trust common interests” refer to the trust common interests in the company;

•	the “trust preferred interests” refer to the trust preferred interests in the company;

•	the “trust interests” refer to the trust common interests and trust preferred interests, collectively; and

•	“we,” “us” and “our” refer to the trust, the company and our businesses together.

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ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about our Preferred Shares in two separate documents: (1) this prospectus supplement, which describes the specific terms of this offering of our Preferred Shares and adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus, and (2) the accompanying prospectus, which provides the major terms of our Preferred Shares and more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The accompanying prospectus was filed with the Securities and Exchange Commission (“SEC”) as part of a registration statement on Form S-3 (File No. 333-281931), which became effective on September 4, 2024.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the sales agent has not, authorized anyone to provide you with any other information. If you receive any information not authorized by us or the sales agent, you should not rely on it.

The Preferred Shares are being offered for sale only in places where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our Preferred Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our Preferred Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its respective date. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the date of the respective document regardless of the time of delivery of such document or any sale of the Preferred Shares. Our business, financial condition, results of operations and prospects may have changed since that date. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus and the information incorporated by reference, you should rely on the information in the document with the most recent date.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, estimates and projections. We may, in some cases, use words such as “project,” “predict,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially” or “may,” or other words that convey uncertainty of future events or outcomes, to identify these forward-looking statements. Forward-looking statements in this prospectus supplement are subject to a number of risks and uncertainties, some of which are beyond our control, including, among other things:

•

changes in general economic, political or business conditions or economic, political or demographic trends in the United States and other countries in which we have a presence, including changes in interest rates and inflation;

•	disruption in the global supply chain, labor shortages and high labor costs;

•	difficulties and delays in integrating, or business disruptions following, acquisitions or an inability to fully realize cost savings and other benefit related thereto;

•	our ability to successfully operate our subsidiary businesses on a combined basis, and to effectively integrate and improve future acquisitions;

•	our ability to maintain our credit facilities or incur additional borrowings on terms we deem attractive;

•	our ability to remove our manager and our manager’s right to resign;

•	our organizational structure, which may limit our ability to meet our dividend and distribution policy;

•	our ability to service and comply with the terms of our indebtedness;

•	our ability to make distributions in the future to our shareholders;

•	our ability to pay the management fee and profit allocation if and when due;

•	our ability to make and finance future acquisitions;

•	our ability to implement our acquisition and management strategies;

•	the legal and regulatory environment in which our subsidiaries operate;

•	trends in the industries in which our subsidiaries operate;

•	future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities);

•	risks associated with possible disruption in operations or the economy generally due to terrorism or natural disaster or social, civil or political unrest;

•	environmental risks affecting the business or operations of our subsidiaries;

•	our and our manager’s ability to retain or replace qualified employees of our subsidiaries and our manager;

S-iii

•	the impact of the tax reclassification of the trust;

•	costs and effects of legal and administrative proceedings, settlements, investigations and claims; and

•	extraordinary or force majeure events affecting the business or operations of our subsidiary businesses.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of some of the risks that could cause our actual results to differ appears under the section “Risk Factors” herein, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as incorporated by reference herein, and elsewhere in this prospectus supplement or the other documents incorporated herein by reference. Additional risks of which we are not currently aware or which we currently deem immaterial could also cause our actual results to differ.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this prospectus supplement may not occur. These forward-looking statements are made as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. We maintain an Internet website at www.compassequity.com. The information on our website is not a part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein).

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus is a part of that registration statement. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement or the exhibits to the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus supplement and the accompanying prospectus some of the information we file with the SEC. This permits us to disclose important information to you by referring you to those filings. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. Any information contained in future SEC filings will automatically update and supersede the information contained in this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below that have been filed with the SEC (other than current reports on Form 8-K that are furnished rather than filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024;

•

the portions of our Definitive Proxy Statement on Schedule 14A, in connection with our 2024 Annual Meeting of Shareholders, filed with the SEC on April  10, 2024, that are incorporated by reference in our Annual Report on Form  10-K for the fiscal year ended December 31, 2023;

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•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 1, 2024 and July 31, 2024, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 4, 2024, January  16, 2024, February  1, 2024 (as amended on April  10, 2024), March  20, 2024, April  4, 2024, April  12, 2024, May  23, 2024, July  2, 2024, August  26, 2024, September  3, 2024 (Accession No. 0001345126-24-000048) and September 3, 2024 (Accession No. 0001345126-24-000050);

•

the description of the common shares representing undivided beneficial interests in the trust and the trust common interests of the company included in our Registration Statement on Form 8-A filed on October 25, 2010, as amended by our Current Reports on Form 8-K filed with the SEC on December 7, 2016 (Accession No. 0001193125-16-786893), August  4, 2021 and February 14, 2022 and any other amendment or report filed for the purpose of updating such description;

•

the description of the 7.250% Series A Preferred Shares representing undivided beneficial interests in the trust and the 7.250% Series A Trust Preferred Interests of the company included in our Registration Statement on Form 8-A filed on June 28, 2017, as amended by our Current Reports on Form 8-K filed with the SEC on August 4, 2021 and March 20, 2024 and any other amendment or report filed for the purpose of updating such description;

•

the description of the 7.875% Series B Fixed-to-Floating Rate Cumulative Preferred Shares representing undivided beneficial interests in the trust and the 7.875% Series B Fixed-to-Floating Rate Cumulative Trust Preferred Interests of the company included in our Registration Statement on Form 8-A filed on March 13, 2018, as amended by our Current Reports on Form 8-K filed with the SEC on August 4, 2021 and March 20, 2024 and any other amendment or report filed for the purpose of updating such description; and

•

the description of the 7.875 % Series C Cumulative Preferred Shares representing undivided beneficial interests in the trust and the 7.875% Series C Cumulative Trust Preferred Interests of the company included in our Registration Statement on Form 8-A filed on November 20, 2019, as amended by our Current Reports on Form 8-K filed with the SEC on August 4, 2021 and March 20, 2024 and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports on Form 8-K that are furnished rather than filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of the securities made by this prospectus supplement and the accompanying prospectus.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits unless specifically incorporated by reference into such documents. Requests should be directed to:

Compass Diversified Holdings

301 Riverside Avenue, Second Floor

Westport, CT 06880

Telephone number (203) 221-1703

Attention: Investor Relations

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights information contained elsewhere in this prospectus supplement and in the documents we file with the SEC that are incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in our Preferred Shares. You should read carefully the entire prospectus supplement and the accompanying prospectus and the information incorporated by reference in this prospectus supplement and accompanying prospectus, including “Risk Factors” included below and in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated or supplemented by subsequent reports that we file with the SEC, before making an investment decision. Further, unless the context otherwise indicates, numbers in this prospectus supplement have been rounded and are, therefore, approximate.

Overview

Compass Group Diversified Holdings LLC, a Delaware limited liability company, which we refer to as the company, was formed on November 18, 2005. Compass Diversified Holdings, a Delaware statutory trust, which we refer to as the trust, was also created in Delaware on November 18, 2005. The trust and the company were formed to acquire and manage a group of small and middle-market businesses headquartered in North America. The trust is the sole owner of 100% of the trust interests, as defined in our LLC agreement, of the company, which consist of trust common interests and trust preferred interests. Pursuant to that LLC agreement, the trust owns an identical number of trust common interests and trust preferred interests in the company as exist for the number of outstanding common shares and preferred shares of the trust, respectively. Accordingly, the holders of our common shares and preferred shares are treated as beneficial owners of trust common interests and trust preferred interests, respectively, in the company. The trust has elected to be treated as a corporation for federal income tax purposes effective September 1, 2021, prior to which the trust had elected to be treated as a partnership, or pass-through entity, for federal income tax purposes since January 1, 2007.

The company is the operating entity with a board of directors whose corporate governance responsibilities are similar to that of a Delaware corporation. The company’s board of directors oversees the management of the company and our businesses and the performance of Compass Group Management LLC, which we refer to as our manager. Certain members of our manager indirectly own our allocation interests, as defined in our LLC agreement, through their ownership of a Delaware limited liability company.

We acquire controlling interests in and actively manage businesses that we believe (i) operate in industries with long-term macro economic growth opportunities, (ii) have positive and stable cash flows, (iii) face minimal threats of technological or competitive obsolescence and (iv) have strong management teams largely in place. We believe our disciplined approach to our target market provides opportunities to methodically purchase attractive businesses at values that are accretive to our shareholders. For sellers of businesses, our unique financial structure allows us to acquire businesses efficiently with little or no third-party financing contingencies and, following acquisition, to provide our businesses with substantial access to growth capital.

We believe that private company operators and corporate parents looking to sell their businesses units may consider us an attractive purchaser because of our ability to:

•	provide ongoing strategic and financial support for their businesses;

•	maintain a long-term outlook as to the ownership of those businesses;

•	sustainably invest in growth capital and/or add-on acquisitions where appropriate; and

•	consummate transactions efficiently without being dependent on third-party transaction financing.

In particular, we believe that our outlook on length of ownership may alleviate the concern that many private company operators and parent companies may have with regard to their businesses going through multiple sale processes in a short period of time. We believe this outlook enhances our ability to develop a comprehensive strategy to grow the earnings and cash flows of each of our businesses. Finally, it has been our experience that our ability to acquire businesses without the cumbersome delays and conditions typical of third-party transactional financing is appealing to sellers of businesses who are interested in confidentiality and certainty to close.

We believe our management team’s strong relationships with industry executives, accountants, attorneys, business brokers, commercial and investment bankers, and other potential sources of acquisition opportunities offer us substantial opportunities to assess small to middle market businesses available for acquisition. In addition, the flexibility, creativity, experience and expertise of our management team in structuring transactions allows us to consider non-traditional and complex transactions tailored to fit a specific acquisition target.

In terms of the businesses in which we have a controlling interest, we believe that these businesses have strong management teams, operate in strong markets with defensible market niches and maintain long standing customer relationships. The strength of our diversified business model, which includes significant industry, customer and geographic diversity, provides for generally consistent financial performance, even in the face of a more challenging economic environment.

Our Businesses

We categorize the businesses we own into two separate verticals (i) branded consumer, and (ii) industrial. Branded consumer businesses are characterized as those businesses that we believe capitalize on a valuable brand name in their respective market sector. We believe that our branded consumer businesses are leaders in their particular product category. Industrial businesses are characterized as those businesses that focus on manufacturing and selling particular products and industrial services within a specific market sector. We believe that our industrial businesses are leaders in their specific market sector. In 2022, we announced that we will consider potential acquisitions in a third industry vertical—healthcare. Healthcare has multiple attractive, high-growth sectors with strong barriers to entry and advantageous demographic trends.

Branded Consumer

Our branded consumer subsidiaries are lifestyle brands with aspirational appeal. Products tend to be market share leaders, and our well-known brands can extend beyond their core into adjacencies, driving growth. Our branded consumer businesses have loyal customers as our products match their lifestyle, allowing us to maintain pricing power throughout economic cycles.

Industrial

Our industrial subsidiaries are market leading companies that operate in stable end markets. Our industrial businesses have defensible market positions due to cost leadership, strong market share and scale from a diverse customer base. Our industrial subsidiaries tend to produce strong free cash flow due to high operating margins and have relatively low capital expenditure and working capital requirements.

THE OFFERING

This summary is not a complete description of the Preferred Shares. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. In this portion of the summary, the “trust” means Compass Diversified Holdings and not any of its subsidiaries and the “company” means Compass Group Diversified Holdings LLC and not any of its subsidiaries.

Issuer	Compass Diversified Holdings.

Shares Offered By Us in this Offering	Series A Preferred Shares, Series B Preferred Shares and/or Series C Preferred Shares having an aggregate offering price of up to $200,000,000.

Manner of Offering	“At the market offering” that may be made from time to time on the NYSE or any other market venue where the securities may be traded through or to B. Riley Securities, acting as sales agent or principal. See the section entitled “Plan of Distribution” in this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from the sale of our Preferred Shares offered by this prospectus supplement, if any, for general corporate purposes, which may include repayment, refinancing, redemption or repurchase of existing indebtedness or securities or working capital, capital expenditures and other investments at our subsidiaries. See the section entitled “Use of Proceeds” in this prospectus supplement.

New York Stock Exchange Symbol	Series A Preferred Shares: CODI PR A Series B Preferred Shares: CODI PR B Series C Preferred Shares: CODI PR C

Liquidation Preference	$25.00 per Preferred Share.

Maturity	The Preferred Shares do not have a maturity date, and the trust is not required to redeem or repurchase the Preferred Shares. Accordingly, the Preferred Shares will remain outstanding indefinitely unless the company decides to cause the trust to redeem or repurchase them.

No Conversion Rights	The Preferred Shares of any series will not be convertible into common shares or any other class or series of the trust’s shares or any other security.

Material U.S. Federal Income Tax Considerations	For a discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our Preferred Shares, see the section entitled “Supplemental Material U.S. Federal Income Tax Considerations” in this prospectus supplements and the section entitled “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Transfer Agent, Registrar and Paying Agent	Broadridge Corporate Issuer Solutions, Inc.

Risk Factors	Investing in the Preferred Shares involves risks. See the section entitled “Risk Factors” in this prospectus supplement and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before making an investment decision with the respect to the Preferred Shares.

Series A Preferred Shares

Distributions

When, as, and if declared by the board of directors of the company out of funds legally available, distributions on the Series A Preferred Shares will be payable quarterly on January 30, April 30, July 30 and October 30 of each year at a rate per annum equal to 7.250%. If any of those dates is not a business day, then distributions are payable on the next succeeding business day. Each period from and including a distribution payment date to, but excluding, the following distribution payment date is referred to as a distribution period. Distributions payable on the Series A Preferred Shares for any distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Distributions on the Series A Preferred Shares are non-cumulative. If the board of directors of the company does not declare a distribution before the scheduled record date for any distribution period, the trust will not make a distribution in that distribution period, whether or not distributions on the Series A Preferred Shares are declared or paid for any future distribution period.

Unless distributions have been declared and paid or declared and set apart for payment on the Series A Preferred Shares for a quarterly distribution period, during the remainder of that distribution period the trust may not repurchase any common shares or Series A junior shares (as defined under “Description of Securities—Description of Series A Preferred Shares—Distributions” in the accompanying prospectus) and the trust may not declare or pay or set apart payment for distributions on any common shares or junior shares for the remainder of that distribution period, other than distributions paid in junior shares or options, warrants or rights to subscribe for or purchase junior shares.

Declared distributions will be payable on the relevant distribution payment date to holders of record as they appear on our share register at the close of business, New York City time, on the January 15, April 15, July 15 and October 15, as the case may be, immediately preceding the relevant distribution payment date. These record dates will apply regardless of whether a particular record date is a business day, provided that if the record date is not a business day, the declared distributions will be payable on the relevant distribution payment date to holders of record as they appear on the trust’s share register at the close of business, New York City time, on the business day immediately preceding such record date.

Distributions on the Series A Preferred Shares offered hereby, to the extent declared, will accrue, (i) if the issuance date of such shares is on or after the most recent distribution payment date but before or on a record date, from such most recent distribution payment date, and (ii) if the issuance date of such shares is after the most recent record date but before the following distribution payment date, from the following distribution payment date.

Amounts Payable in Liquidation	Upon an Early Termination Event other than a Voluntary Exchange or Acquisition Exchange (all as defined in the trust agreement), if the trust liquidates, dissolves or winds up, then the holders of the Series A Preferred Shares outstanding at such time will be entitled to receive a payment out of the trust’s assets available for distribution to such holders equal to their preferred capital account balance, which is expected to be the sum of the $25.00 liquidation preference per Series A Preferred Share and declared and unpaid distributions, if any, to, but excluding, the date the trust liquidates, dissolves or winds up (the “Series A Preferred Share Liquidation Value”). To the extent that a holder’s capital account balance is less than the Series A Preferred Share

Liquidation Value, the trust will specially allocate gross income (from any source) in an amount required so that the positive balance in such holder’s capital account (to the extent attributable to the Series A Preferred Shares) equals the Series A Preferred Share Liquidation Value. For the foregoing purposes, each holder’s capital account shall be deemed equal to the Series A Preferred Share Liquidation Value for any period in which the trust is taxable as a corporation for U.S. federal income tax purposes. For more information about voluntary exchange or acquisition exchange, see the sections entitled “Description of Securities—Voluntary Exchange” and “—Acquisition Exchange and Optional Purchase” in the accompanying prospectus.

Optional Redemption	The company, at its option, may cause the trust to redeem the Series A Preferred Shares, in whole or in part, at any time on or after July 30, 2022 at a price of $25.00 per Series A Preferred Share plus declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distributions. Holders of the Series A Preferred Shares will have no right to require the redemption of the Series A Preferred Shares.

Repurchase at the Option of Holders upon a Fundamental Change	If a Series A Fundamental Change (as defined under “Description of Securities—Description of Series A Preferred Shares—Repurchase at the Option of Holders” in the accompanying prospectus) occurs, unless, prior to or concurrently with the time we are required to make an offer to repurchase the Series A Preferred Shares, we provide a redemption notice with respect to all of the outstanding Series A Preferred Shares, we will be required to offer to repurchase the Series A Preferred Shares, out of funds received by the trust on the corresponding trust preferred interests, at a purchase price of $25.25 per Series A Preferred Share, plus declared and unpaid distributions to, but excluding, the date of purchase, without payment of any undeclared distributions.

Distribution Rate Step-Up Following Failure to make Repurchase Offer	If (i) a Series A Fundamental Change occurs and (ii) we do not give notice prior to the 31st day following the Series A Fundamental Change to repurchase or redeem all the outstanding Series A Preferred Shares, the distribution rate per annum on the Series A Preferred Shares will increase by 5.00%, beginning on the 31st day following such Series A Fundamental Change. Notwithstanding any requirement that we offer to repurchase or redeem all the outstanding Series A Preferred Shares, the increase in the distribution rate is the sole remedy to holders in the event we fail to do so, and following any such increase, we will be under no obligation to offer to repurchase or redeem any Series A Preferred Shares. See “Description of Securities—Description of Series A Preferred Shares—Repurchase at the Option of Holders” in the accompanying prospectus.

Voting Rights	Holders of the Series A Preferred Shares will only be entitled to the voting rights provided in the share designation. See “Description of Securities—Description of Series A Preferred Shares—Voting Rights” in the accompanying prospectus.

Ranking

The Series A Preferred Shares will rank senior to the trust’s common shares (and any other shares that the trust may issue in the future ranking, as to the payment of distributions, junior to the Series A Preferred Shares).

The Series A Preferred Shares will rank equally with any equity securities, including our Series B Preferred Shares and Series C Preferred Shares and other preferred shares, that the trust may issue in the future, the terms of which provide that such preferred shares securities will rank equally with the Series A Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up.

The Series A Preferred Shares will rank junior to (i) all of the trust’s existing and future indebtedness, and (ii) any of the trust’s equity securities, including preferred shares, that the trust may issue in the future, the terms of which provide that such securities will rank senior to the Series A Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up. In addition, the rights allocated to the company’s allocation interests may reduce the amount available for distribution by the trust upon its liquidation, dissolution or winding up.

See “Description of Securities—Description of Series A Preferred Shares—Ranking” in the accompanying prospectus.

Series A Trust Preferred Interests	Each Series A Preferred Share will correspond to one underlying trust preferred interest of the company held by the trust of the same class and series, and with corresponding rights, powers and duties, as the Series A Preferred Shares (the “Series A Trust Preferred Interests”). Unless the trust is dissolved, it must remain the holder of 100% of the company’s trust interests, including the Series A Preferred Trust Interests, and, at all times, the trust will have outstanding the identical number of common shares and preferred shares, including the Series A Preferred Shares, as the number of outstanding trust common interests and trust preferred interests, including the Series A Preferred Trust Interests, of the company that are of the corresponding class and series.

Series B Preferred Shares

Distributions

Holders of Series B Preferred Shares will be entitled to receive cumulative cash distributions (i) at a rate equal to 7.875% per annum to, but excluding, April 30, 2028, and (ii) from and including April 30, 2028, at a floating rate equal to the then applicable three-month LIBOR (as defined and described under “Description of Securities—Description of Series B Preferred Shares—Distributions” in the accompanying prospectus) plus a spread of 4.985% per annum. The distribution rate will be reset quarterly. The amount of any distribution will be computed in the manner described under “Description of Securities—Description of Series B Preferred Shares—Distributions” in the accompanying prospectus.

Distributions will be payable quarterly in arrears, when and as declared by the board of directors of the company. Distributions on the Series B Preferred Shares are cumulative.

Unless full cumulative distributions on the Series B Preferred Shares have been or contemporaneously are declared and paid or declared and set apart for payment on the Series B Preferred Shares for all past distribution periods, no distribution may be declared or paid or set apart for payment on the common shares or Series B junior shares (as defined under “Description of Securities—Description of Series B Preferred Shares—Distributions” in the accompanying prospectus), other than distributions paid in junior shares or options, warrants or rights to subscribe for or purchase junior shares, and we and our subsidiaries may not directly or indirectly repurchase, redeem or otherwise acquire for consideration common shares (or any Series B junior shares).

Distribution Payment Dates	Distributions on the Series B Preferred Shares will be payable quarterly, in arrears, on January 30, April 30, July 30 and October 30 of each year (each, a “distribution payment date”). Each period from and including a distribution payment date to, but excluding, the following distribution payment date is referred to as a distribution period.

During the Fixed Rate Period (as defined below under “Description of Securities—Description of Series B Preferred Shares—Distributions” in the accompanying prospectus), if any date on which distributions would otherwise be payable is not a business day, then the distribution will be paid on the next business day as if it were paid on the scheduled distribution payment date, and no interest or other amount will accrue on the distribution so payable for the period from and after that distribution payment date to the date the distribution is paid. Distributions payable on the Series B Preferred Shares for any distribution period that is included in the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

During the Floating Rate Period (as defined below under “Description of Securities—Description of Series B Preferred Shares—Distributions” in the accompanying prospectus), if any date on which distributions would otherwise be payable is not a business day, then payment of any distribution payable on such date will be made on the next succeeding business day unless that day falls in the next calendar month, in which case the distribution payment date will be the immediately preceding business day, and, in either case, declared distributions will accrue to, but exclude, the actual date the distribution is paid. Distributions payable on the Series B Preferred Shares for the Floating Rate Period will be computed based on the actual number of days in a distribution period and a 360-day year.

Declared distributions are payable on the relevant distribution payment date to holders of record as they appear on our share register at the close of business, New York City time, on the January 15, April 15, July 15 and October 15, as the case may be, immediately preceding the relevant distribution payment date. These record dates apply regardless of whether a particular record date is a business day, provided that if the record date is not a business day, the declared distributions are payable on the relevant distribution payment date to holders of record as they appear on the trust’s share register at the close of business, New York City time, on the business day immediately preceding such record date.

Distributions on the Series B Preferred Shares offered hereby will accrue, (i) if the issuance date of such shares is on or after the most recent distribution payment date but before or on a record date, from such most recent distribution payment date, and (ii) if the issuance date of such shares is after the most recent record date but before the following distribution payment date, from the following distribution payment date.

Amounts Payable in Liquidation	Upon an Early Termination Event other than a Voluntary Exchange or Acquisition Exchange (all as defined in the trust agreement), if the trust liquidates, dissolves or winds up, then the holders of the Series B Preferred Shares outstanding at such time will be entitled to receive a payment out of the trust’s assets available for distribution to such holders equal to their preferred capital account balance, which is expected to be the sum of the $25.00 liquidation preference per Series B Preferred Share, plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the date the trust liquidates, dissolves or winds up (the “Series B Preferred Share Liquidation Value”). To the extent that a holder’s capital account balance is less than the Series B Preferred Share Liquidation Value, the trust will specially allocate gross income (from any source) in an amount required so that the positive balance in such holder’s capital account (to the extent attributable to the Series B Preferred Shares) equals the Series B Preferred Share Liquidation Value. For the foregoing purposes, each holder’s capital account shall be deemed equal to the Series B Preferred Share Liquidation Value for any period in which the trust is taxable as a corporation for U.S. federal income tax purposes. For more information about voluntary exchange or acquisition exchange, see the sections entitled “Description of Securities—Voluntary Exchange” and “—Acquisition Exchange and Optional Purchase” in the accompanying prospectus.

Optional Redemption	The company, at its option, may cause the trust to redeem the Series B Preferred Shares, in whole or in part, at any time on or after April 30, 2028 at a price of $25.00 per Series B Preferred Share, plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the redemption date. Holders of the Series B Preferred Shares will have no right to require the redemption of the Series B Preferred Shares.

Repurchase at the Option of Holders upon a Fundamental Change	If a Series B Fundamental Change (as defined under “Description of Securities—Description of Series B Preferred Shares—Repurchase at the Option of Holders” in the accompanying prospectus) occurs, unless, prior to or concurrently with the time we are required to make an offer to repurchase the Series B Preferred Shares, we provide a redemption notice with respect to all of the outstanding Series B Preferred Shares, we will be required to offer to repurchase the Series B Preferred Shares, out of funds received by the trust on the corresponding trust preferred interests, at a purchase price of $25.25 per Series B Preferred Share, plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the date of purchase.

Distribution Rate Step-Up Following Failure to make Repurchase Offer	If (i) a Series B Fundamental Change occurs and (ii) we do not give notice prior to the 31st day following the Series B Fundamental Change to repurchase or redeem all the outstanding Series B Preferred Shares, the distribution rate per annum on the Series B Preferred Shares will increase by 5.00%, beginning on the 31st day following such Series B Fundamental Change. Notwithstanding any requirement that we offer to repurchase or redeem all the outstanding Series B Preferred Shares, the increase in the distribution rate is the sole remedy to holders in the event we fail to do so, and following any such increase, we will be under no obligation to offer to repurchase or redeem any Series B Preferred Shares. See “Description of Securities—Description of Series B Preferred Shares—Repurchase at the Option of Holders” in the accompanying prospectus.

Voting Rights	Holders of the Series B Preferred Shares will only be entitled to the voting rights provided in the share designation. See “Description of Securities—Description of Series B Preferred Shares—Voting Rights” in the accompanying prospectus.

Ranking

The Series B Preferred Shares will rank senior to the trust’s common shares (and any other shares that the trust may issue in the future ranking, as to the payment of distributions, junior to the Series B Preferred Shares).

The Series B Preferred Shares will rank equally with any equity securities, including our Series A Preferred Shares and Series C Preferred Shares and other preferred shares, that the trust may issue in the future, the terms of which provide that such securities will rank equally with the Series B Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up.

The Series B Preferred Shares will rank junior to (i) all of the trust’s existing and future indebtedness, and (ii) any of the trust’s equity securities, including preferred shares, that the trust may issue in the future, the terms of which provide that such securities will rank senior to the Series B Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up. In addition, the rights allocated to the company’s allocation interests may reduce the amount available for distribution by the trust upon its liquidation, dissolution or winding up.

See “Description of Securities—Description of the Series B Preferred Shares—Ranking” in the accompanying prospectus.

Series B Trust Preferred Interests	Each Series B Preferred Share will correspond to one underlying trust preferred interest of the company held by the trust of the same class and series, and with corresponding rights, powers and duties, as the Series B Preferred Shares (the “Series B Trust Preferred Interests”). Unless the trust is dissolved, it must remain the holder of 100% of the company’s trust interests, including the Series B Preferred Trust Interests, and, at all times, the trust will have outstanding the identical number of common shares and preferred shares, including the Series B Preferred Shares, as the number of outstanding trust common interests and trust preferred interests, including the Series B Preferred Trust Interests, of the company that are of the corresponding class and series.

Series C Preferred Shares

Distributions

Holders of Series C Preferred Shares will be entitled to receive cumulative cash distributions at a rate equal to 7.875% per annum.

Distributions will be payable quarterly in arrears, when and as declared by the board of directors of the company. Distributions on the Series C Preferred Shares are cumulative.

Unless full cumulative distributions on the Series C Preferred Shares have been or contemporaneously are declared and paid or declared and set apart for payment on the Series C Preferred Shares for all past distribution periods, no distribution may be declared or paid or set apart for payment on the common shares or Series C junior shares (as defined under “Description of Securities—Description of Series C Preferred Shares—Distributions” in the accompanying prospectus), other than distributions paid in junior shares or options, warrants or rights to subscribe for or purchase junior shares, and we and our subsidiaries may not directly or indirectly repurchase, redeem or otherwise acquire for consideration common shares (or any Series C junior shares).

Distribution Payment Dates

Distributions on the Series C Preferred Shares will be payable quarterly, in arrears, on January 30, April 30, July 30 and October 30 of each year (each, a “distribution payment date”). Each period from and including a distribution payment date to, but excluding, the following distribution payment date is referred to as a distribution period. Distributions payable on the Series C Preferred Shares for any distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any date on which distributions would otherwise be payable is not a business day, then the distribution will be paid on the next business day as if it were paid on the scheduled distribution payment date, and no interest or other amount will accrue on the distribution so payable for the period from and after that distribution payment date to the date the distribution is paid.

Declared distributions are payable on the relevant distribution payment date to holders of record as they appear on our share register at the close of business, New York City time, on the January 15, April 15, July 15 and October 15, as the case may be, immediately preceding the relevant distribution payment date. These record dates apply regardless of whether a particular record date is a business day, provided that if the record date is not a business day, the declared distributions are payable on the relevant distribution payment date to holders of record as they appear on the trust’s share register at the close of business, New York City time, on the business day immediately preceding such record date.

Distributions on the Series C Preferred Shares offered hereby will accrue, (i) if the issuance date of such shares is on or after the most recent distribution payment date but before or on a record date, from such most recent distribution payment date, and (ii) if the issuance date of such shares is after the most recent record date but before the following distribution payment date, from the following distribution payment date.

Amounts Payable in Liquidation	Upon an Early Termination Event other than a Voluntary Exchange or Acquisition Exchange (all as defined in the trust agreement), if the trust liquidates, dissolves or winds up, then the holders of the Series C Preferred Shares outstanding at such time will be entitled to receive a payment out of the trust’s assets available for distribution to such holders equal to their preferred capital account balance, which is expected to be the sum of the $25.00 liquidation preference per Series C Preferred Share, plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the date the trust liquidates, dissolves or winds up (the “Series C Preferred Share Liquidation Value”). To the extent that a holder’s capital account balance is less than the Series C Preferred Share Liquidation Value, the trust will specially allocate gross income (from any source) in an amount required so that the positive balance in such holder’s capital account (to the extent attributable to the Series C Preferred Shares) equals the Series C Preferred Share Liquidation Value. For the foregoing purposes, each holder’s capital account shall be deemed equal to the Series C Preferred Share Liquidation Value for any period in which the trust is taxable as a corporation for U.S. federal income tax purposes. For more information about voluntary exchange or acquisition exchange, see the sections entitled “Description of Securities—Voluntary Exchange” and “—Acquisition Exchange and Optional Purchase” in the accompanying prospectus.

Optional Redemption	The company, at its option, may cause the trust to redeem the Series C Preferred Shares, in whole or in part, at any time on or after January 30, 2025 at a price of $25.00 per Series C Preferred Share, plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the redemption date. Holders of the Series C Preferred Shares will have no right to require the redemption of the Series C Preferred Shares.

Repurchase at the Option of Holders upon a Fundamental Change	If a Series C Fundamental Change (as defined under “Description of Securities—Description of Series C Preferred Shares—Repurchase at the Option of Holders” in the accompanying prospectus) occurs, unless, prior to or concurrently with the time we are required to make an offer to repurchase the Series C Preferred Shares, we provide a redemption notice with respect to all of the outstanding Series C Preferred Shares, we will be required to offer to repurchase the Series C Preferred Shares, out of funds received by the trust on the corresponding trust preferred interests, at a purchase price of $25.25 per Series C Preferred Share, plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the date of purchase.

Distribution Rate Step-Up Following Failure to make Repurchase Offer	If (i) a Series C Fundamental Change occurs and (ii) we do not give notice prior to the 31st day following the Series C Fundamental Change to repurchase or redeem all the outstanding Series C Preferred Shares, the distribution rate per annum on the Series C Preferred Shares will increase by 5.00%, beginning on the 31st day following such Series C Fundamental Change. Notwithstanding any requirement that we offer to repurchase or redeem all the outstanding Series C Preferred Shares, the increase in the distribution rate is the sole remedy to holders in the event we fail to do so, and following any such increase, we will be under no obligation to offer to repurchase or redeem any Series C Preferred Shares. See “Description of Securities—Description of Series C Preferred Shares—Repurchase at the Option of Holders” in the accompanying prospectus.

Voting Rights	Holders of the Series C Preferred Shares will only be entitled to the voting rights provided in the share designation. See “Description of Securities—Description of Series C Preferred Shares—Voting Rights” in the accompanying prospectus.

Ranking

The Series C Preferred Shares will rank senior to the trust’s common shares (and any other shares that the trust may issue in the future ranking, as to the payment of distributions, junior to the Series C Preferred Shares).

The Series C Preferred Shares will rank equally with any equity securities, including our Series A Preferred Shares and Series B Preferred Shares and other preferred shares, that the trust may issue in the future, the terms of which provide that such securities will rank equally with the Series C Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up.

The Series C Preferred Shares will rank junior to (i) all of the trust’s existing and future indebtedness, and (ii) any of the trust’s equity securities, including preferred shares, that the trust may issue in the future, the terms of which provide that such securities will rank senior to the Series C Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up. In addition, the rights allocated to the company’s allocation interests may reduce the amount available for distribution by the trust upon its liquidation, dissolution or winding up.

See “Description of Securities—Description of Series C Preferred Shares—Ranking” in the accompanying prospectus.

Series C Trust Preferred Interests	Each Series C Preferred Share will correspond to one underlying trust preferred interest of the company held by the trust of the same class and series, and with corresponding rights, powers and duties, as the Series C Preferred Shares (the “Series C Trust Preferred Interests”). Unless the trust is dissolved, it must remain the holder of 100% of the company’s trust interests, including the Series C Preferred Trust Interests, and, at all times, the trust will have outstanding the identical number of common shares and preferred shares, including the Series C Preferred Shares, as the number of outstanding trust common interests and trust preferred interests, including the Series C Preferred Trust Interests, of the company that are of the corresponding class and series.

RISK FACTORS

An investment in the Preferred Shares involves risk. You should carefully read and consider all of the risks described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendment thereto reflected in subsequent filings with the SEC, as supplemented by the discussion below, before making a decision to invest in our Preferred Shares. The risks described in our Annual Report on Form 10-K for the year ended December 31, 2023 that reference our shares are generally applicable to the Preferred Shares unless otherwise addressed herein. Our financial condition, business and results of operations (including cash flows) may be materially adversely affected by any of these risks. In that event, the market price of the Preferred Shares could decline, we may be unable to pay distributions on the Preferred Shares and you could lose all or part of your investment.

Risks Related to the Offering

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment in ways with which you may not agree.

We intend to use the net proceeds from the sale of the Preferred Shares for general corporate purposes, which may include repayment, refinancing, redemption or repurchase of existing indebtedness or securities or working capital, capital expenditures and other investments at our subsidiaries. We retain broad discretion over the use of the net proceeds from the sale of Preferred Shares and, accordingly, you will need to rely upon the judgment of our management with respect to the use of proceeds, potentially with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

We may issue additional debt and equity securities which are senior to our Preferred Shares as to distributions and in liquidation, which could materially adversely affect the market price of our Preferred Shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or by issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or equity securities, including preferred securities senior to the Preferred Shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to the holders of Preferred Shares. Issuance of preferred securities senior to the Preferred Shares could further limit our ability to make distributions to the holders of Preferred Shares. Because our decision to incur debt and issue securities in any future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Preferred Shares. In addition, we can change our leverage strategy from time to time without shareholder approval, which could materially adversely affect the market price of our Preferred Shares.

The market price, trading volume and marketability of our Preferred Shares may, from time to time, be significantly affected by numerous factors beyond our control, which may materially adversely affect the market price of your Preferred Shares and our ability to raise capital through future equity financings.

The market price and trading volume of our Preferred Shares may fluctuate significantly. Many factors that are beyond our control may significantly affect the market price and marketability of our Preferred Shares and may materially adversely affect our ability to raise capital through equity financings. These factors include: price and volume fluctuations in the stock markets generally which create highly variable and unpredictable pricing of equity securities; significant volatility in the market price and trading volume of securities of companies in the sectors in which our businesses operate, which may not be related to the operating performance of these companies and which may not reflect the performance of our businesses; changes and variations in our earnings and cash flows; any shortfall in revenue or net income or any increase in losses from levels expected by securities analysts; changes in regulation or tax law; operating performance of companies comparable to us; general economic trends and other external factors including inflation, interest rates, and costs and availability of raw materials, fuel and transportation; and loss of a major funding source. The trading prices of our Preferred Shares have been, and may continue to be, volatile and subject to wide fluctuations.

The Preferred Shares of the trust offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold by the sales agent after delivering a sales notice will fluctuate based on the market price of the Preferred Shares during the sales period and limits we set with the sales agent. Because the price per share of each share sold will fluctuate based on the market price of our Preferred Shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Risks Related to the Preferred Shares

The Preferred Shares are equity securities and are subordinated to our existing and future indebtedness.

The Preferred Shares are our equity interests and do not constitute indebtedness. This means that the Preferred Shares will rank junior to all of our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in our liquidation. In addition, the rights allocated to the company’s allocation interests may reduce the amount available for distribution by the trust upon its liquidation, dissolution or winding up.

Further, the Preferred Shares place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “—Holders of the Preferred Shares will have limited voting rights.”

The trust’s sole asset is its interest in the company, which holds controlling interests in our businesses. Therefore, we are dependent upon the ability of our businesses to generate earnings and cash flow and distribute them to us in the form of interest and principal payments on indebtedness and, from time to time, dividends on equity to enable us, first, to satisfy our financial obligations and, second to make distributions to our shareholders. This ability may be subject to limitations under laws of the jurisdictions in which they are incorporated or organized. If, as a consequence of these various restrictions, we are unable to generate sufficient receipts from our businesses, we may not be able to declare, or may have to delay or cancel payment of, distributions to our shareholders.

We do not own 100% of our businesses. While we receive cash payments from our businesses which are in the form of interest payments, debt repayment and dividends, if any dividends were to be paid by our businesses, they would be shared pro rata with the minority shareholders of our businesses and the amounts of dividends made to minority shareholders would not be available to us for any purpose, including company debt service or distributions to our shareholders. Any proceeds from the sale of a business will be allocated among us and the non-controlling shareholders of the business that is sold.

Distributions on the Series A Preferred Shares are discretionary and non-cumulative.

Distributions on the Series A Preferred Shares are discretionary and non-cumulative. You will only receive distributions of the Series A Preferred Shares when, as and if declared by the board of directors of the company.

Consequently, if the board of directors of the company does not authorize and declare a distribution for a distribution period, holders of the Series A Preferred Shares would not be entitled to receive any distribution for such distribution period, and such unpaid distribution will not be payable in such distribution period or in later distribution periods. We will have no obligation to pay distributions for a distribution period if the board of directors of the company does not declare such distribution before the scheduled record date for such period, whether or not distributions are declared or paid for any subsequent distribution period with respect to the Series A Preferred Shares, or any other preferred shares we may issue or our common shares. This may result in holders of the Series A Preferred Shares not receiving the full amount of distributions that they expect to receive, or any distributions, and may make it more difficult to resell Series A Preferred Shares or to do so at a price that the holder finds attractive.

We may not be able to pay distributions on the Preferred Shares.

The board of directors of the company may, in its sole discretion, determine to suspend distributions on the Preferred Shares, which may have a material adverse effect on the market price of the Preferred Shares. There can be no assurances that our operations will generate sufficient cash flows to enable us to pay distributions on the Preferred Shares. Our financial and operating performance is subject to prevailing economic and industry conditions and to financial, business and other factors, some of which are beyond our control.

In addition, no distributions on the Preferred Shares may be authorized by the board of directors of the company or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our existing or future indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.

The terms of our current indebtedness restrict, and the terms of our future indebtedness may restrict, our ability to make distributions on the Preferred Shares or to redeem the Preferred Shares.

Distributions will only be paid if the distribution is not restricted or prohibited by law or the terms of any senior equity securities or indebtedness. Our credit facilities and the indentures governing our 5.250% Senior Notes due 2029 and 5.000% Senior Notes due 2032 contain, and the instruments governing the terms of future financing or the refinancing of any borrowings may contain, covenants that restrict our ability to make distributions on the Preferred Shares or redeem the Preferred Shares. The Preferred Shares place no restrictions on our ability to incur indebtedness with such restrictive covenants.

The fees to be paid to our manager pursuant to the management services agreement, the offsetting management services agreements and integration services agreements and the profit allocation to be paid to certain persons who are employees and partners of our manager, as holders of the allocation interests, pursuant to the LLC agreement may significantly reduce the amount of cash available for distribution to our shareholders.

Under the management services agreement between the company and our manager, the company will be obligated to pay a management fee to and, subject to certain conditions, reimburse the costs and out-of-pocket expenses of our manager incurred on behalf of the company in connection with the provision of services to the company. Similarly, our businesses will be obligated to pay fees to and reimburse the costs and expenses of our manager pursuant to any offsetting management services agreements entered into between our manager and one of our businesses, or any integration services agreements to which such businesses are a party. In addition, Sostratus LLC, as holder of the allocation interests, will be entitled to receive profit allocations. While it is difficult to quantify with any certainty the actual amount of any such payments in the future, we do expect that such amounts could be substantial. The management fee and profit allocation will be payment obligations of the company and, as a result, will be paid, along with other company obligations, prior to the payment of distributions to shareholders. As a result, the payment of these amounts may significantly reduce the amount of cash flow available for distribution to our shareholders.

We may pursue future acquisitions or dispositions that you may not consider to be in the best interest of holders of preferred shares.

We seek to acquire and manage businesses consistent with our long-term investment strategy. We may incur indebtedness for future acquisitions, which would be senior to our preferred shares. Future acquisitions may also reduce our cash available for distribution to our shareholders, including holders of preferred shares, following such acquisitions. To the extent such acquisitions do not perform as expected, such risk may be particularly heightened. In addition to acquiring businesses, we sell those businesses that we own from time to time when attractive opportunities arise that outweigh the future growth and value that we believe we will be able to bring to such businesses consistent with our long-term investment strategy. As such, our decision to sell a business is based on our belief that doing so will increase shareholder value to a greater extent than through our continued ownership of that business. Future dispositions of businesses may reduce our cash flows from operations, which may impact our ability to pay distributions to our shareholders, including holders of preferred shares, or require us to pay distributions out of capital. We cannot assure you that we will use the proceeds from any future dispositions to maintain distributions on the Preferred Shares or otherwise in a manner with which you agree. For example, we may choose to repurchase our common shares or to pay incremental dividends to holders of our common shares, neither of which you may agree with or consider to be in the best interest of holders of preferred shares, and either of which may result in a decline in the price of our preferred shares. You will generally not be entitled to vote with respect to our future acquisitions or dispositions, and we may pursue future acquisitions or dispositions with which you do not agree.

The market price of any series of Preferred Shares could be adversely affected by various factors.

Following the offering, the market price for any series of Preferred Shares may fluctuate based on a number of factors, including:

•	the trading price of our common shares;

•	the trading prices of our other existing series of Preferred Shares;

•	additional issuances of other series or classes of preferred shares;

•

whether we declare or fail to declare distributions on such series of Preferred Shares or other preferred shares from time to time and our ability to make distributions under the terms of our indebtedness;

•	our creditworthiness, results of operations and financial condition;

•	the credit ratings of such series of Preferred Shares or other preferred shares;

•	whether we declare or fail to declare regular or special distributions on our common shares or repurchase, or announce or enter into programs to repurchase, any of our common shares;

•	the prevailing interest rates or rates of return being paid by other companies similar to us and the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Our performance, market conditions and prevailing interest rates have fluctuated in the past and can be expected to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price and liquidity of any series of Preferred Shares. In general, as market interest rates rise, securities with fixed interest rates or fixed distribution rates, such as the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, decline in value. Consequently, if you purchase any series of Preferred Shares and market interest rates increase, the market price of such series of Preferred Shares may decline. We cannot predict the future level of market interest rates.

Our ability to pay quarterly distributions on the Preferred Shares will be subject to, among other things, general business conditions, our financial results, gains or losses recognized by us on the disposition of assets and our liquidity needs. Any reduction or discontinuation of quarterly distributions could cause the market price of the Preferred Shares to decline significantly. Accordingly, the Preferred Shares may trade at a discount to their purchase price.

The Preferred Shares have not been rated, and the lack of a rating, or a decrease in our rating or the rating of our debt, may adversely affect the trading price of the Preferred Shares.

We have not sought to obtain a rating for the Preferred Shares, and the shares may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to any series of Preferred Shares or that we may elect to obtain a rating of any series of Preferred Shares in the future. In addition, we may elect to issue other securities or debt for which we may seek to obtain a rating or ratings assigned to us generally or to our existing indebtedness may be lowered or withdrawn. The market value of any series of Preferred Shares could be adversely affected if:

•	any ratings assigned to such series of Preferred Shares in the future or to other securities or debt we issue in the future are lower than market expectations or are subsequently lowered or withdrawn,

•	any ratings assigned to us generally or to our existing indebtedness are subsequently lowered or withdrawn, or

•	ratings for such other securities would imply a lower relative value for such series of Preferred Shares.

The trading market may not be active or continue for the Preferred Shares, which could adversely affect the price of the Preferred Shares in the secondary market and your ability to resell the Preferred Shares.

Because the Preferred Shares do not have a stated maturity date, investors seeking liquidity will need to rely on the secondary market. The Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares are listed on the NYSE under the symbol “CODI PR A,” “CODI PR B” and “CODI PR C,” respectively. However, we cannot make any assurance as to:

•	the liquidity of any trading market;

•	the ability of holders to sell their Preferred Shares; or

•	the price at which the holders would be able to sell their Preferred Shares.

The future trading prices of the Preferred Shares will depend on many factors, including prevailing interest rates, our credit ratings published by major rating agencies, the market for similar securities and our operating performance and financial condition. There is no assurance that the trading market for the Preferred Shares will be active or continue. If an active public trading market for the Preferred Shares does not continue, the market price and liquidity of the Preferred Shares is likely to be adversely affected and Preferred Shares traded after their purchase may trade at a discount from their purchase price.

Holders of the Preferred Shares will have limited voting rights.

Holders of the Preferred Shares will generally have no voting rights and have none of the voting rights given to holders of our common shares, except that holders of the Preferred Shares will be entitled to the voting rights described in “Description of Securities—Description of Series A Preferred Shares—Voting Rights,” “—Description of Series B Preferred Shares—Voting Rights” and “—Description of Series C Preferred Shares—Voting Rights” in the accompanying prospectus. In particular, if distributions on the Series A Preferred Shares have not been declared and paid for the equivalent of six quarterly distribution periods (whether or not consecutive), or if six full quarterly distributions (whether or not consecutive) payable on the Series B Preferred Shares or Series C Preferred Shares are in arrears (a “Nonpayment”), holders of the applicable series of Preferred Shares, together as a class with holders of any other series of parity shares (as defined in in “Description of Securities—Description of Series A Preferred Shares,” “—Description of Series B Preferred Shares” and “—Description of Series C Preferred Shares” in the accompanying prospectus) then outstanding with like voting rights, will be entitled to vote for the election of two additional directors to the board of directors of the company, subject to the terms and to the limited extent described under “Description of Securities—Description of Series A Preferred Shares—Voting Rights,” “—Description of Series B Preferred Shares—Voting Rights” and “—Description of Series C Preferred Shares—Voting

Rights” in the accompanying prospectus. When quarterly distributions have been declared and paid on the Series A Preferred Shares for four consecutive quarters following the Nonpayment, or all distributions accumulated on the Series B Preferred Shares or Series C Preferred Stock for all past distribution periods and the then current distribution period have been fully paid, the right of the holders of the applicable series of Preferred Shares will cease and, unless there are other classes or series of parity shares upon which like voting rights have been conferred and are exercisable, the terms of office of these two directors will forthwith terminate and the number of directors constituting the board of directors of the company will be reduced accordingly.

Redemption may adversely affect your return on the Preferred Shares.

On or after July 30, 2022, we will have the right to redeem at a price of $25.00 per Series A Preferred Share, plus declared and unpaid distributions, some or all of the Series A Preferred Shares. On or after April 30, 2028, we will have the right to redeem at a price of $25.00 per Series B Preferred Share, plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the redemption date, some or all of the Series B Preferred Shares. On or after January 30, 2025, we will have the right to redeem at a price of $25.00 per Preferred Share, plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the redemption date, some or all of the Series C Preferred Shares. To the extent that we redeem any series of Preferred Shares at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of such Preferred Shares, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the distribution rate of such series of Preferred Shares.

Changes in the method pursuant to which the base rate during the Floating Rate Period is determined may adversely affect the value of the Series B Preferred Shares.

As the three-month LIBOR has been discontinued, the applicable base rate used to calculate distributions on the Series B Preferred Shares during the Floating Rate Period will be determined using the alternative methods described under “Description of Securities—Description of Series B Preferred Shares—Distributions” in the accompanying prospectus. Any of these alternative methods may result in distributions that are lower than or that do not otherwise correlate over time with the distributions that would have been made on the Series B Preferred Shares during the Floating Rate Period if the three-month LIBOR was available in its latest form. The final alternative method sets the distribution rate for a distribution period during the Floating Rate Period at the same rate as the immediately preceding distribution period during the Floating Rate Period or, in the case of the first distribution period in the Floating Rate Period, the most recent distribution rate that could have been determined had the Floating Rate Period been applicable prior to the first distribution period in the Floating Rate Period. More generally, any of the above changes or any other consequential changes to LIBOR or any other “benchmark” as a result of international, national or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on any securities based on or linked to a “benchmark,” such as the Series B Preferred Shares.

We are not required to redeem the Preferred Shares when they become redeemable, and we only expect to do so if it is in our best interest as determined by the company in its sole discretion.

The Preferred Shares are a perpetual equity security. This means that they have no maturity or mandatory redemption date and are not redeemable at the option of investors. The Series A Preferred Shares may be redeemed by us at our option on or after July 30, 2022, either in whole or in part. The Series B Preferred Shares may be redeemed by us at our option on or after April 30, 2028, either in whole or in part. The Series C Preferred Shares may be redeemed by us at our option on or after January 30, 2025, either in whole or in part. Any decision we may make at any time to redeem any series of Preferred Shares will be determined by the company in its sole discretion and depend upon, among other things, an evaluation of our capital position, the composition of our shareholders’ equity, our outstanding senior debt and general market conditions at that time.

Upon the occurrence of a Series A Fundamental Change, Series B Fundamental Change or Series C Fundamental Change (each, a “Fundamental Change”), we may not repurchase the applicable series of Preferred Shares and may not be able to pay the increased distribution rate per annum if we fail to repurchase them.

Upon the occurrence of a Fundamental Change, we may not offer to repurchase or redeem all the outstanding Preferred Shares of the applicable series, in which case the sole remedy will be the increased per annum distribution rate. In such case, we may not have sufficient financial resources available to pay the increased distribution rate per annum described under “Description of Securities—Description of Series A Preferred Shares—Repurchase at the Option of Holders,” “—Description of Series B Preferred Shares—Repurchase at the Option of Holders” and “—Description of Series C Preferred Shares—Repurchase at the Option of Holders” in the accompanying prospectus. In addition, we are limited by the credit agreement governing our credit facilities and the indentures governing our 5.250% Senior Notes due 2029 and 5.000% Senior Notes due 2032, and may be limited by future financing agreements, from purchasing the Preferred Shares or paying distributions on the Preferred Shares under certain circumstances. In such circumstances, we would need to repay or obtain the requisite consent from the affected lenders to permit the repurchase of such Preferred Shares. Even if we are able to pay the increased distribution rate per annum, increasing the per annum distribution rate by 5.00% may not be sufficient to compensate holders for the impact of the Fundamental Change on the market price of the Preferred Shares.

There is no limitation on our issuance of debt securities or equity securities that rank equally with the Preferred Shares and, under certain circumstances, we may issue equity securities that rank senior to the Preferred Shares.

Other than the allocation interests, which rank senior to the Preferred Shares to the extent provided in the LLC agreement, we do not currently have any outstanding equity securities that rank equally with or senior to the Preferred Shares, which rank equally among themselves. We may issue additional equity securities that rank equally with the Preferred Shares without limitation and, with the approval of the holders of the Preferred Shares and all other series of parity shares with like voting rights, acting as a single class, any beneficial interests in the trust senior to the Preferred Shares. The rights allocated to the allocation interests and the issuance of securities ranking equally with or senior to the Preferred Shares may, among other things, reduce the amount available for distributions and the amount recoverable by holders of the Preferred Shares in the event of our liquidation, dissolution or winding-up. In addition, we and our subsidiaries may incur indebtedness that will rank senior to the Preferred Shares.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of our Preferred Shares sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement as a source of financing. We intend to use the net proceeds from the sale of our Preferred Shares offered by this prospectus supplement for general corporate purposes, which may include repayment, refinancing, redemption or repurchase of existing indebtedness or securities or working capital, capital expenditures and other investments at our subsidiaries.

SUPPLEMENTAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the Preferred Shares. It applies to you only if you acquire Preferred Shares upon their original issuance at their original offering price and hold our Preferred Shares as a “capital asset” (generally, property held for investment). This discussion applies only to purchasers who purchase and hold the Preferred Shares as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment).

This summary is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations and judicial and administrative authority, each as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could result in U.S. federal income tax consequences that differ from those summarized below. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to any of the U.S. federal income tax consequences discussed below and there can be no assurance that the IRS would not assert, or that a court would not sustain, positions contrary to those described in this summary.

This summary does not address all tax considerations that may be relevant to a particular holder in light of the holder’s circumstances, or to certain categories of holders that may be subject to special rules, including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, persons subject to the alternative minimum tax, S corporations or other pass-through entities and investors in such entities, persons who have acquired our Preferred Shares as compensation or otherwise in connection with the performance of services, persons subject to special tax accounting rules under Code Section 451(b), persons that will hold our Preferred Shares as a position in a “hedging transaction,” “straddle,” “conversion transaction” or other risk reduction transaction, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax. This summary does not address all aspects of U.S. federal income taxes, such as consequences under the Medicare contribution tax or the alternative minimum tax. Further, this summary does not address the consequences under any U.S. federal tax laws other than U.S federal income tax laws, such as U.S. federal estate or gift tax laws, and does not address consequences under the tax laws of any state, local, or non-U.S. jurisdiction.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Preferred Shares, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Preferred Shares, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of Preferred Shares.

Tax consequences may vary depending upon the particular status of an investor. This discussion is for information purposes only and is not tax advice. Potential investors should consult with their own tax advisers in determining the specific tax consequences and risks to them of purchasing, holding and disposing of Preferred Shares, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

U.S. Shareholders

The discussion in this section is addressed to U.S. shareholders of the Preferred Shares. For purposes of this summary, a U.S. shareholder means a beneficial owner of Preferred Shares that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the U.S., (2) a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the U.S. or of any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (i) a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person” as defined in Section 7701(a)(30) of the Code.

Distributions

Distributions with respect to the Preferred Shares will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Preferred Shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. shareholder’s adjusted tax basis in such Preferred Shares (and will reduce a U.S. shareholder’s tax basis in the Preferred Shares, but not below zero) and thereafter as gain from the disposition of the Preferred Shares as described under “—U.S. Shareholders—Sale, Exchange, Redemption or Certain Other Taxable Dispositions.”

Distributions constituting dividend income received by an individual U.S. shareholder in respect of Preferred Shares will be “qualified dividend income” if the Preferred Shares has been held for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date. Qualified dividend income generally is taxed at favorable rates applicable to long-term capital gains. In addition, if a dividend received by an individual holder that qualifies for the “qualified dividend income” rate is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such holder’s holding period for the stock. “Extraordinary dividends” include, among other things, dividends paid with respect to preferred stock, such as the Preferred Shares, if the issue price of such preferred stock exceeds its liquidation rights or its stated redemption price.

Distributions with respect to the Preferred Shares constituting dividend income paid to holders that are U.S. corporations or entities taxed as corporations generally will qualify for the dividends-received deduction if the applicable holding period is met. Corporate holders of Preferred Shares should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. Further, corporate holders of Preferred Shares should consider the effect of Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for preferred stock, at least 91 days during the 181 day period beginning on the date which is 90 days before the date on which the Preferred Shares becomes ex-dividend with respect to such dividend). Also, if a corporate holder of Preferred Shares receives a dividend on the Preferred Shares that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, such holder in certain instances must reduce its tax basis in the Preferred Shares by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate holder’s basis, any excess will be taxed as gain as if such holder had disposed of its Preferred Shares in the year the “extraordinary dividend” is paid. Each domestic corporate holder of Preferred Shares is urged to consult with its tax advisors with respect to the eligibility for and amount of any dividends received deduction and the application of Sections 246A, 246(c) and 1059 of the Code to any dividends it receives.

The availability of the reduced dividend tax rate for individuals and the dividends-received deduction for U.S. corporations are subject to certain exceptions for short-term and hedged positions and other applicable limitations. You should consult your own tax adviser regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of your particular circumstances.

If we make a distribution on our Preferred Shares in the form of shares of our common stock, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. Holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. Holder’s holding period for such common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder. U.S. Holders should consult with their tax advisors regarding the tax consequences of a common stock distribution on our Preferred Shares.

Redemption Premium

A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to those applicable to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Preferred Shares that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “—U.S. Shareholders—Distributions.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Preferred Shares is uncertain.

We have the right to call the Preferred Shares for redemption in whole or in part, at any time on or after July 30, 2022, in the case of the Series A Preferred Shares, April 30, 2028, in the case of the Series B Preferred Shares, and January 30, 2025, in the case of the Series C Preferred Shares (the “call option”) at a redemption price equal to the liquidation preference of the Preferred Shares (i.e., $25.00, plus accrued and unpaid dividends).

If the redemption price of the Preferred Shares exceeds the issue price of the Preferred Shares, upon any redemption pursuant to the call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Preferred Shares. Assuming that the issue price of the Preferred Shares is determined under principles similar to the OID Rules, the issue price for the Preferred Shares should be the initial offering price at which a substantial amount of the Preferred Shares is sold to the public (excluding any intervening sales to bond houses and brokers).

A redemption premium for the Preferred Shares should not result in constructive distributions to U.S. holders of the Preferred Shares if the redemption premium is less than a de minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Preferred Shares should be considered de minimis if such premium is less than 0.25% of the Preferred Shares’ liquidation value of $25.00, multiplied by the number of complete years to maturity. The determination under the OID Rules of a maturity date for preferred stock such as the Preferred Shares is unclear. Accordingly, the remainder of this discussion assumes that the Preferred Shares is issued with a redemption premium greater than a de minimis amount.

The call option should not result in constructive distributions of redemption premium if, based on all of the relevant facts and circumstances as of the issue date, the redemption is not more likely than not to occur. Applicable Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%”); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. However, the fact that a redemption right does not fall within the safe harbor described in the preceding sentence does not necessarily mean that an issuer’s right to redeem is more likely than not to occur for this purpose, and such right to redeem must still be tested under all of the relevant facts and circumstances to determine if it is more likely than not to occur. We do not expect that a redemption pursuant to the call option would be treated as more likely than not to occur under the foregoing test.

Accordingly, U.S. holders of the Preferred Shares should not be required to recognize constructive distributions of the redemption premium because of our call option. However, holders should consult with their own independent tax advisers on the particular consequences to such holder of the call option under these rules.

Repurchase at the Option of Holders upon a Fundamental Change

If a Series A Fundamental Change, a Series B Fundamental Change or a Series C Fundamental Change (as defined under “Description of Securities—Description of Series A Preferred Shares—Repurchase at the Option of Holders,” “—Description of Series B Preferred Shares—Repurchase at the Option of Holders” and “—Description of Series C Preferred Shares—Repurchase at the Option of Holders” in the accompanying prospectus) occurs, then, in certain circumstances, we are required to make an offer to repurchase the Preferred Shares. The tax consequences of such repurchase to a U.S. shareholder will depend, in part, upon the facts underlying the transaction in which the repurchase occurs. A U.S. shareholder should consult its tax advisor regarding the tax consequences of this contingent repurchase of Preferred Shares.

Sale, Redemption or Other Taxable Disposition

A U.S. shareholder generally will recognize capital gain or loss on a sale or certain other taxable dispositions of the Preferred Shares in an amount equal to the difference between the amount realized (which does not include any declared but unpaid distributions, which will be treated in the manner described above) upon the disposition and such U.S. shareholder’s adjusted tax basis in the securities sold or exchanged. A U.S. shareholder’s initial tax basis in the Preferred Shares generally will be equal to its cost. Such capital gain or loss will be long-term capital gain or loss if the U.S. shareholder’s holding period for the securities sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers generally are taxed at the same lower maximum tax rates applicable to qualified dividend income summarized above. Net capital gains of a U.S. shareholder other than long-term capital gains are taxed at the rates applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

Our redemption of the Preferred Shares generally would be a taxable event. A U.S. shareholder would be treated as if it had disposed of its Preferred Shares if the redemption:

•	results in a complete termination of the U.S. shareholder’s stock interest in us;

•	is substantially disproportionate with respect to the U.S. shareholder; or

•	is not essentially equivalent to a dividend with respect to the U.S. shareholder.

In determining whether any of these tests has been met, shares of stock deemed to be owned by the U.S. shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned and Preferred Shares held by the U.S. shareholder, must be taken into account.

If we redeem the Preferred Shares in a redemption that meets one of the tests described above, U.S. shareholders generally would recognize taxable gain or loss in an amount equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) paid in redemption less the U.S. shareholder’s tax basis in the Preferred Shares. This gain or loss would be long-term capital gain or capital loss if the U.S. shareholder has held the Preferred Shares for more than one year.

If the redemption does not meet any of the tests described above, the U.S. shareholder generally would be taxed on the cash and fair market value of the property paid as a distribution and treated as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits first would reduce the U.S. shareholder’s tax basis in the Preferred Shares and thereafter would be treated as capital gain. If the redemption of the Preferred Shares is treated as a distribution that is taxable as a dividend, U.S. shareholders should consult with their own tax advisors regarding the allocation of their basis in the redeemed and remaining Preferred Shares.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with distributions on our Preferred Shares and the proceeds from a sale or other disposition of such stock, unless a U.S. Holder is an exempt recipient. A U.S. Holder may also be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. A U.S. shareholder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. The amount of any backup withholding from a payment to a U.S. Holder will generally be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. A U.S. Holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS. U.S. Holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.

Non-U.S. Shareholders

The discussion in this section is addressed to non-U.S. shareholders of the Preferred Shares. For this purpose, a non-U.S. shareholder is a beneficial owner of Preferred Shares other than a U.S. shareholder or a partnership.

Distributions

Generally, dividends paid to a non-U.S. shareholder with respect to the Preferred Shares (including any redemption that is taxed as a dividend under the rules described above under “—U.S. Shareholders— Sale, Redemption or Other Taxable Disposition”) will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, provided the non-U.S. shareholder furnishes the payor with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is eligible for treaty benefits. The 30% withholding does not apply if the dividends are “effectively connected” with a trade or business carried on by the non-U.S. shareholder within the U.S. and, if a tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. shareholder and the non-U.S. shareholder provides the payor with a properly completed IRS Form W-8ECI. In such case, the dividends generally will be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and, in the case of a non-U.S. shareholder that is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Distributions not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. shareholder’s tax basis in the Preferred Shares, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a non-U.S. shareholder’s tax basis in its Preferred Shares will be treated as gain from the sale of Preferred Shares as described under “—Sale, Redemption or Other Taxable Disposition” below.

Redemption Premium

As described above under “—U.S. Shareholders—Redemption Premium,” a “redemption premium” with respect to the Preferred Shares under certain circumstances could result in deemed distributions of additional Series C Preferred Stock to the non-U.S. shareholder that are taxed as described above under “—Non U.S. Shareholders—Distributions.”

Sale, Redemption Other Taxable Disposition

Subject to the discussion of backup withholding and FATCA below, a non-U.S. shareholder generally will not be subject to U.S. federal income tax on gain realized on the sale, redemption (provided the redemption is treated as a sale or exchange under the rules described above under “—U.S. Shareholders—Sale, Exchange, Redemption or Certain Other Taxable Dispositions”) or other taxable disposition of the Preferred Shares unless:

•

the gain is effectively connected with a U.S. trade or business of the non-U.S. shareholder (and if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. shareholder); or

•	in the case of an individual, such non-U.S. shareholder is present in the U.S. for 183 or more days in the taxable year of the sale or disposition and certain other conditions exist;

•

we have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the five-year period ending on the date of disposition of the Preferred Shares and certain other conditions are met.

A non-U.S. shareholder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. shareholder. If a non-U.S. shareholder is eligible for the benefits of a tax treaty between the U.S. and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty. To claim the benefit of a treaty, a non-U.S. shareholder must properly submit the appropriate IRS Form W-8 (or suitable successor or substitute form). A non-U.S. shareholder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular U.S. federal income tax rates applicable to corporations and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. shareholder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S. source capital losses.

With regard to the third bullet point above, a corporation generally is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We do not expect to be a USRPHC for U.S. federal income tax purposes. However, even if we are or become a USRPHC, the Preferred Shares will be treated as a U.S. real property interest only if the non-U.S. shareholder actually or constructively holds more than 5% of the Preferred Shares at any time during the holding period described above, or if the Preferred Shares ceases to be regularly traded on an established securities market prior to the year in which the sale occurs. Any taxable gain generally would be taxed in the same manner as gain that is effectively connected with the conduct of a trade or business in the U.S., except that the branch profits tax will not apply. Non-U.S. shareholders should consult their own advisors about the consequences that could result if we are, or become, a USRPHC.

Information reporting and backup withholding

Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements by the Company. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the U.S. conducted by the non-U.S. shareholder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. shareholder resides. U.S. backup withholding generally will apply on payment of dividends to non-U.S. shareholders unless such non-U.S. shareholders furnish to the payor an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying, under penalty of perjury, that the person is a non-U.S. person, or such non-U.S. shareholders otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the Preferred Shares is subject to both backup withholding and information reporting unless the non-U.S. shareholder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. shareholder on IRS Form W-8BEN or W-8BEN-E (or other applicable form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the Preferred Shares if such sale is effected through a foreign office of a broker without certain specified U.S. connections.

FATCA Withholding

Sections 1471 through 1474 of the Code and IRS guidance thereunder (commonly known as the Foreign Account Tax Compliance Act (“FATCA”)) generally impose federal withholding tax on dividends and certain other amounts paid to certain non-U.S. entities unless various reporting, withholding, and other requirements are satisfied. Current provisions of the Code and Treasury regulations that govern FATCA treat gross proceeds from the sale or other disposition of instruments that can produce U.S.-source dividends (such as our Preferred Shares) as subject to FATCA withholding. Under proposed Treasury regulations, however, the preamble to which specifies that taxpayers may rely on them pending finalization, such gross proceeds are not subject to FATCA withholding. An intergovernmental agreement between the U.S. and the applicable foreign country, or future Treasury regulations or other guidance, may modify the requirements under FATCA. We will not pay any additional amounts to stockholders in respect of any amounts withheld under FATCA. Non-U.S. shareholders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of our Preferred Shares.

PLAN OF DISTRIBUTION

We have entered into the sales agreement, dated September 4, 2024, with B. Riley Securities, as the sales agent. Pursuant to the sales agreement, which amended and restated the At Market Issuance Sales Agreement we entered into with B. Riley Securities March 20, 2024, we may issue and sell up to $200,000,000 of our Series A Preferred Shares, Series B Preferred Shares and/or Series C Preferred Shares from time to time through or to the sales agent, acting as sales agent or principal, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates. The form of the sales agreement is filed as an exhibit to our Current Report on Form 8-K and is incorporated by reference in this prospectus supplement. The sales, if any, of shares made under the sales agreement will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. We may instruct the sales agent not to sell Preferred Shares if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agent may suspend the offering of Preferred Shares upon notice and subject to other conditions. Sales pursuant to the sales agreement may be made through an affiliate of the sales agent.

Each time we wish to issue and sell Preferred Shares under the sales agreement, we will notify the sales agent of the number or dollar value of Preferred Shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the sales agent, unless the sales agent declines to accept the terms of the notice, the sales agent has agreed to use its commercially reasonable efforts consistent with the sales agent’s normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agent under the sales agreement to sell our Preferred Shares is subject to a number of conditions that we must meet.

We will pay the sales agent commission for its services in acting as agent in the sale of Preferred Shares. The sales agent will be entitled to a commission equal to 2.0% of the gross proceeds from the sale of Preferred Shares offered hereby. In addition, we have agreed to reimburse certain expenses of the sales agent in an amount not to exceed $25,000 and its due diligence expenses in the amount of $5,000 per calendar quarter during the term of the sales agreement. We estimate that the total expenses for the offering, excluding compensation payable to the sales agent under the terms of the sales agreement, will be approximately $250,000.

Settlement for sales of Preferred Shares will generally occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Preferred Shares on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the sales agent for certain other specified expenses.

The offering of our Preferred Shares pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our Preferred Shares provided for in this prospectus supplement or (ii) termination of the sales agreement as provided therein.

The sales agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our Preferred Shares while the offering is ongoing under this prospectus supplement. We and B. Riley Securities, Goldman Sachs & Co. LLC and TD Securities (USA) LLC are parties to that certain Amended and Restated At Market Issuance Sales Agreement, dated September 4, 2024, through which we can sell shares of common stock by means of “at the market offerings” from time to time.

VALIDITY OF SECURITIES

The validity of the Preferred Shares being offered hereby will be passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain other legal matters in connection with the Preferred Shares being offered hereby will be passed upon for us by Squire Patton Boggs (US) LLP. Attorneys at Squire Patton Boggs (US) LLP beneficially own an aggregate of approximately 2,000 common shares of the trust. Certain legal matters will be passed upon for the sale agent by Duane Morris LLP.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Compass Diversified Holdings incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of The Honey Pot Company Holdings, LLC included in Exhibit 99.1 of Compass Diversified Holdings’ Amendment No. 1 to Current Report on Form 8-K dated January 31, 2024, which amendment was filed on April 10, 2024, have been so incorporated in reliance on the report of Moss Adams LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

COMMON SHARES

PREFERRED SHARES

Each Common Share or Preferred Share Represents One

Corresponding Beneficial Interest in Compass Diversified Holdings

We and any selling securityholders may offer and sell, from time to time:

•

common shares of the trust, which we refer to as the common shares, each representing one undivided beneficial interest in the trust property and corresponding to one underlying trust common interest in Compass Group Diversified Holdings LLC; and

•

preferred shares of the trust, which we refer to as the preferred shares, each representing one undivided beneficial interest in the trust property and corresponding to one underlying trust preferred interest in Compass Group Diversified Holdings LLC.

The “selling securityholders” as used herein refers to the selling securityholders identified in this prospectus and such additional selling securityholders as may be named in one or more prospectus supplements. The purpose of Compass Diversified Holdings, which we refer to as the trust, is to hold 100% of the trust interests of Compass Group Diversified Holdings LLC, which we refer to as the company. Each beneficial interest in the trust corresponds to one trust interest of the company in the form of either a trust common interest or trust preferred interest. We and/or any selling securityholders may offer for sale the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, in public or private transactions, at prevailing market prices or at privately negotiated prices. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” We will not receive any of the proceeds from the sale of securities by any selling securityholders.

Our common shares are listed on the New York Stock Exchange under the symbol “CODI.” Our 7.250% Series A Preferred Shares, 7.875% Series B Fixed-to-Floating Rate Cumulative Preferred Shares and 7.875% Series C Cumulative Preferred Shares are listed on the New York Stock Exchange under the symbols “CODI PR A,” “CODI PR B” and “CODI PR C,” respectively. On August 30, 2024, the closing price of the common shares on the New York Stock Exchange was $22.15 per share.

We will provide more specific information about the terms of an offering of these securities in supplements or term sheets to this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement or term sheet. You should read this prospectus, the prospectus supplements and term sheets carefully before you invest. If any underwriters, broker-dealers or agents are involved in any offering, the names of such underwriters, broker-dealers or agents and any applicable commissions or discounts will be described in the applicable prospectus supplement or term sheet relating to the offering.

The selling securityholders identified in this prospectus acquired the common shares covered by this prospectus in conjunction with the closing of our initial public offering, which we refer to as the IPO, upon the closing of our acquisition of a controlling interest in Anodyne Medical Device, Inc., in conjunction with the closing of our follow-on offering in May 2007, and upon the closing of our acquisition of CamelBak Products, LLC on August 25, 2011, all as further described below under “Selling Securityholders.”

Investing in our shares involves risks. See the description of “Risk Factors” which begins on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2024

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and free writing prospectus prepared by us. We have not authorized anyone to provide you with different or additional information. This prospectus may be used only for the purpose for which it has been published, and no person has been authorized to give any information not contained in this prospectus. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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NOTE TO READER

In reading this registration statement, references to:

•	the “trust” refer to Compass Diversified Holdings;

•	the “company” refer to Compass Group Diversified Holdings LLC;

•	the “manager” or CGM refer to Compass Group Management LLC;

•	the “businesses” refer to, collectively, the businesses controlled by the company;

•	the “trust agreement” refer to the Third Amended and Restated Trust Agreement of the trust dated as of August 3, 2021, as further amended;

•	the “LLC agreement” refer to the Sixth Amended and Restated Operating Agreement of the company dated as of August 3, 2021, as further amended;

•

the “common shares” refer to the common shares of the trust, each representing one undivided beneficial interest in the trust property and corresponding to one underlying trust common interest in the company;

•

the “preferred shares” refer to the preferred shares of the trust, each representing one undivided beneficial interest in the trust property and corresponding to one underlying trust preferred interest in the company;

•	the “shares” refer to the common shares and preferred shares, collectively;

•	the “trust common interests” refer to the trust common interests in the company;

•	the “trust preferred interests” refer to the trust preferred interests in the company;

•	the “trust interests” refer to the trust common interests and trust preferred interests, collectively; and

•	“we,” “us” and “our” refer to the trust, the company and our businesses together.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf process, we and/or the selling securityholders may sell the shares covered by this prospectus in one or more offerings as described under “Plan of Distribution” in this prospectus.

PROSPECTUS SUPPLEMENT OR TERM SHEET

This prospectus provides you with a general description of the securities that we and/or any selling securityholders may offer. Each time that we and/or the selling securityholders offer securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet to be attached to the front of this prospectus will describe: the applicable public offering price, the price paid for the securities, the net proceeds, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of securities covered by this prospectus. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus. You should read in their entirety this prospectus and any accompanying prospectus supplement or term sheet, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

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You should not assume that the information in this prospectus, any accompanying prospectus supplement or any term sheet is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement, term sheet or any sale of securities. Our business, financial condition, results of operations and prospectus may have changed since then. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or term sheet.

For more detail on the terms of the securities, see “Description of Securities” herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on our current expectations, estimates and projections. We may, in some cases, use words such as “project,” “predict,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this prospectus are subject to a number of risks and uncertainties, some of which are beyond our control, including among other things:

•

changes in general economic, political or business conditions or economic, political or demographic trends in the United States and other countries in which we have a presence, including changes in interest rates and inflation;

•	disruption in the global supply chain, labor shortages and high labor costs;

•	difficulties and delays in integrating, or business disruptions following, acquisitions or an inability to fully realize cost savings and other benefit related thereto;

•	our ability to successfully operate our subsidiary businesses on a combined basis, and to effectively integrate and improve future acquisitions;

•	our ability to maintain our credit facilities or incur additional borrowings on terms we deem attractive;

•	our ability to remove our manager and our manager’s right to resign;

•	our organizational structure, which may limit our ability to meet our dividend and distribution policy;

•	our ability to service and comply with the terms of our indebtedness;

•	our ability to make distributions in the future to our shareholders;

•	our ability to pay the management fee and profit allocation if and when due;

•	our ability to make and finance future acquisitions;

•	our ability to implement our acquisition and management strategies;

•	the legal and regulatory environment in which our subsidiaries operate;

•	trends in the industries in which our subsidiaries operate;

•	future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities);

•	risks associated with possible disruption in operations or the economy generally due to terrorism or natural disaster or social, civil or political unrest;

•	environmental risks affecting the business or operations of our subsidiaries;

•	our and our manager’s ability to retain or replace qualified employees of our subsidiaries and our manager;

•	the impact of the tax reclassifications of the trust;

•	costs and effects of legal and administrative proceedings, settlements, investigations and claims; and

•	extraordinary or force majeure events affecting the business or operations of our subsidiary businesses.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of some of the risks that could cause our actual results to differ appears under the section “Risk Factors” and elsewhere in this prospectus or incorporated herein by reference. Additional risks of which we are not currently aware or which we currently deem immaterial could also cause our actual results to differ.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this prospectus may not occur. These forward-looking statements are made as of the date of this prospectus or, for information incorporated by reference, as of the dates of that information. We undertake no obligation to publicly update or revise any forward-looking statements after the completion of any offering hereunder, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. We maintain an Internet website at http://www.compassdiversifiedholdings.com. The information on our website is not a part of this prospectus (or any document incorporated by reference herein or therein).

We have filed a registration statement on Form S-3 to register with the SEC the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus some of the information we file with the SEC. This permits us to disclose important information to you by referring you to those filings. The information incorporated by reference is considered to be a part of this prospectus. Any information contained in future SEC filings will automatically update and supersede the information contained in this prospectus. We incorporate by reference the documents listed below that have been filed with the SEC (other than current reports or portions thereof on Form 8-K that are furnished rather than filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024;

•

the portions of our Definitive Proxy Statement on Schedule 14A, in connection with our 2024 Annual Meeting of Shareholders, filed with the SEC on April  10, 2024, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 1, 2024 and July 31, 2024, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 4, 2024, January 16, 2024, February 1, 2024 (as amended on April 10, 2024), March 20, 2024, April  4, 2024, April  12, 2024, May  23, 2024, July   2, 2024, August  26, 2024, September 3, 2024 (Accession No. 0001345126-24-000048) and September 3, 2024 (Accession No. 0001345126-24-000050);

•

the description of the common shares representing undivided beneficial interests in the trust and the trust common interests of the company included in our Registration Statement on Form 8-A filed on October 25, 2010, as amended by our Current Reports on Form 8-K filed with the SEC on December 7, 2016 (Accession No. 0001193125-16-786893), August 4, 2021 and February 14, 2022 and any other amendment or report filed for the purpose of updating such description;

•

the description of the 7.250% Series A Preferred Shares representing undivided beneficial interests in the trust and the 7.250% Series A Trust Preferred Interests of the company included in our Registration Statement on Form 8-A filed on June  28, 2017, as amended by our Current Reports on Form 8-K filed with the SEC on August 4, 2021 and March 20, 2024 and any other amendment or report filed for the purpose of updating such description;

•

the description of the 7.875% Series B Fixed-to-Floating Rate Cu mulative Preferred Shares representing undivided beneficial interests in the trust and the 7.875% Series B Fixed-to-Floating Rate Cumulative Trust Preferred Interests of the company included in our Registration Statement on Form 8-A filed on March 13, 2018, as amended by our Current Reports on Form 8-K filed with the SEC on August  4, 2021 and March 20, 2024 and any other amendment or report filed for the purpose of updating such description; and

•

the description of the 7.875 % Series C Cumulative Preferred Shares representing undivided beneficial interests in the trust and the 7.875% Series C Cumulative Trust Preferred Interests of the company included in our Registration Statement on Form 8-A filed on November  20, 2019, as amended by our Current Reports on Form 8-K filed with the SEC on August  4, 2021 and March 20, 2024 and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports or portions thereof on Form 8-K that are furnished rather than filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of the securities made by this prospectus.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits unless specifically incorporated by reference into such documents. Requests should be directed to:

Compass Diversified Holdings

301 Riverside Avenue, Second Floor

Westport, CT 06880

Telephone number (203) 221-1703

Attention: Investor Relations

SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus and in the documents we file with the SEC that are incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” set forth below and our consolidated financial statements and related notes included in our most recently filed Annual Report on Form 10-K, in each case as updated or supplemented by subsequent reports that we file with the SEC, before making an investment decision. Further, unless the context otherwise indicates, numbers in this prospectus have been rounded and are, therefore, approximate.

Overview

Compass Group Diversified Holdings LLC, a Delaware limited liability company, which we refer to as the company, was formed on November 18, 2005. Compass Diversified Holdings, a Delaware statutory trust, which we refer to as the trust, was also created in Delaware on November 18, 2005. The trust and the company were formed to acquire and manage a group of small and middle-market businesses headquartered in North America. The trust is the sole owner of 100% of the trust interests, as defined in our LLC agreement, of the company, which consist of trust common interests and trust preferred interests. Pursuant to that LLC agreement, the trust owns an identical number of trust common interests and trust preferred interests in the company as exist for the number of outstanding common shares and preferred shares of the trust, respectively. Accordingly, the holders of our common shares and preferred shares are treated as beneficial owners of trust common interests and trust preferred interests, respectively, in the company. The trust has elected to be treated as a corporation for federal income tax purposes effective September 1, 2021, prior to which the trust had elected to be treated as a partnership, or pass-through entity, for federal income tax purposes since January 1, 2007.

The company is the operating entity with a board of directors whose corporate governance responsibilities are similar to that of a Delaware corporation. The company’s board of directors oversees the management of the company and our businesses and the performance of Compass Group Management LLC, which we refer to as our manager. Certain members of our manager indirectly own our allocation interests, as defined in our LLC agreement, through their ownership of a Delaware limited liability company.

We acquire controlling interests in and actively manage businesses that we believe (i) operate in industries with long-term macro-economic growth opportunities, (ii) have positive and stable cash flows, (iii) face minimal threats of technological or competitive obsolescence and (iv) have strong management teams largely in place.

We believe our disciplined approach to our target market provides opportunities to methodically purchase attractive businesses at values that are accretive to our shareholders. For sellers of businesses, our unique financial structure allows us to acquire businesses efficiently with little or no third-party financing contingencies and, following acquisition, to provide our businesses with substantial access to growth capital.

We believe that private company operators and corporate parents looking to sell their businesses units may consider us an attractive purchaser because of our ability to:

•	provide ongoing strategic and financial support for their businesses;

•	maintain a long-term outlook as to the ownership of those businesses;

•	sustainably invest in growth capital and/or add-on acquisitions where appropriate; and

•	consummate transactions efficiently without being dependent on third-party transaction financing.

In particular, we believe that our outlook on length of ownership may alleviate the concern that many private company operators and parent companies may have with regard to their businesses going through multiple sale processes in a short period of time. We believe this outlook enhances our ability to develop a comprehensive strategy to grow the earnings and cash flows of each of our businesses. Finally, it has been our experience that our ability to acquire businesses without the cumbersome delays and conditions typical of third-party transactional financing is appealing to sellers of businesses who are interested in confidentiality and certainty to close.

We believe our management team’s strong relationships with industry executives, accountants, attorneys, business brokers, commercial and investment bankers, and other potential sources of acquisition opportunities offer us substantial opportunities to assess small to middle market businesses available for acquisition. In addition, the flexibility, creativity, experience and expertise of our management team in structuring transactions allows us to consider non-traditional and complex transactions tailored to fit a specific acquisition target.

In terms of the businesses in which we have a controlling interest, we believe that these businesses have strong management teams, operate in strong markets with defensible market niches and maintain long standing customer relationships. The strength of our diversified business model, which includes significant industry, customer and geographic diversity, provides for generally consistent financial performance, even in the face of a more challenging economic environment.

Our Manager

We have entered into a management services agreement with Compass Group Management LLC, which we refer to as our manager or CGM, pursuant to which our manager manages the day-to-day operations and affairs of the company and oversees the management and operations of our businesses.

Corporate Structure

The trust is a Delaware statutory trust. Our principal executive offices are located at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, and our telephone number is 203-221-1703. Our website is at www.compassdiversifiedholdings.com. The information on our website is not incorporated by reference and is not part of this prospectus.

Each common share of the trust represents one undivided beneficial interest in the trust property and corresponds to one underlying trust common interest in the Company, and each preferred share of the trust represents one undivided beneficial interest in the trust property and corresponds to one underlying trust preferred interest in the Company. The purpose of the trust is to hold the trust interests of the company, which is one of two classes of equity interests in the company — the trust interests in the form of either trust common interests or trust preferred interests, of which 100% are held by the trust, and allocation interests, of which 100% are held by Sostratus LLC. The trust has the authority to issue common shares in one or more series and preferred shares in one or more classes or series. See the section entitled “Description of Securities” for more information about certain terms of the shares, trust interests and allocation interests.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and consider all of the risks described below, together with all of the other information contained or referred to in this prospectus or in any prospectus supplement hereto, before making a decision to invest in our securities. If any of the following events occur, our financial condition, business and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our securities could decline, we may be unable to pay distributions on our securities and you could lose all or part of your investment.

See “Item IA — Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference into this prospectus), as well as the other information contained or incorporated by reference in this prospectus or any prospectus supplement hereto before making a decision to invest in our securities. For information on incorporating our filings into this prospectus, see “Incorporation of Certain Documents by Reference” above.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement or term sheet, we expect to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, including to fund new acquisitions, when and if identified. Additional information on the use of net proceeds from the sale of securities offered by us may be set forth in the prospectus supplement or term sheet relating to such offering. We will not receive any proceeds from the sale of our securities by any selling securityholders.

SELLING SECURITYHOLDERS

This prospectus covers (i) 7,264,333 common shares held by CGI Magyar Holdings, LLC, which is owned by The Stevns Trust (a Bermudian charitable trust whose co-trustees are Kattegat Private Trustees (Bermuda) Limited and Hamilton Trust Company Limited and for whom Path Spirit Limited is the trust protector) and Anholt Services (USA). Inc, (ii) 1,100,000 common shares held by Concord Equity, Inc., (iii) 128,000.16 common shares held by Ihab Massoud, a former chief executive officer and a former director of the company and a non-voting member of Compass Group Management LLC, or CGM, our manager, (iv) 64,000.08 common shares held by Alan B. Offenberg, a former chief executive officer and a former director of the company and a voting member of CGM, (v) 64,000.08 common shares held by Elias J. Sabo, the chief executive officer and a director of the company, a regular trustee of the trust and a voting member and the manager of CGM, and (vi) 10,666.68 common shares held by David P. Swanson, a voting member of CGM. These selling securityholders acquired such common shares, directly or indirectly, in conjunction with the closing of our IPO, upon the closing of our acquisition of a controlling interest in Anodyne Medical Device, Inc., in conjunction with the closing of our follow-on offering in May 2007, and upon the closing of our acquisition of CamelBak Products, LLC on August 25, 2011.

Additional information about the above selling securityholders and additional selling securityholders, where applicable, including their respective beneficial ownership of our securities, the number of securities being offered and sold, and the number of securities beneficially owned after the applicable offering, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We and/or any selling securityholders may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us and/or the selling securityholders to purchasers, including through a specific bidding, auction or other process; or (v)

through a combination of any of these methods of sale. The applicable prospectus supplement or term sheet will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us and/or the selling securityholders or by agents designated by us or them from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we and/or the selling securityholders will sell securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which the broker or dealer will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction, or in crosses in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and/or the selling securityholders and the sale thereof may be made by us and/or the selling securityholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement or term sheet, we and/or the selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us and/or the selling securityholders at the public offering price set forth in the applicable prospectus supplement or term sheet pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us and/or the selling securityholders to indemnification by us and/or the selling securityholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement or term sheet.

We and/or the selling securityholders may also sell securities through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We and/or the selling securityholders may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or term sheet indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or term sheet, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for, or representing beneficial interests in such securities, or the return of which is derived in whole or in part from the value of such securities. If so, the third party may use securities received under those sales, forward sales or derivative arrangements or securities pledged by us and/or the selling securityholders or borrowed from us and/or the selling securityholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us and/or the selling securityholders in settlement of those transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us and/or the selling securityholders. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our manager and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities as long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for the securities will be set forth in the accompanying prospectus supplement or term sheet for such securities.

DESCRIPTION OF SECURITIES

The following descriptions of the trust agreement and the LLC agreement are subject to the provisions of the Delaware Statutory Trust Act and the Delaware Limited Liability Company Act. Certain provisions of the trust agreement and the LLC agreement are intended to be consistent with the Delaware General Corporation Law, which we refer to as the DGCL, and the powers of the company, the governance processes and the rights of the trust as the holder of the trust interests and the shareholders of the trust are generally intended to be similar in many respects to those of a typical Delaware corporation under the DGCL, with certain exceptions.

The statements that follow are subject to, and are qualified in their entirety by, reference to all of the provisions of each of the trust agreement and the LLC agreement, which will govern your rights as a holder of the shares and the trust’s rights as a holder of trust interests. Our trust agreement and LLC agreement have been filed with the SEC as exhibits to our registration statement on Form S-3 of which this prospectus is part.

General

The trust is authorized to issue shares each representing one undivided beneficial interest corresponding to one underlying trust interest in the company held by the trust. Shares of the trust may be common shares, which correspond to underlying trust common interests in the company, or preferred shares, which correspond to trust preferred interests in the company.

The trust interests, which consist of trust common interests and trust preferred interests, are one of two classes of equity interests in the company — the trust interests, of which 100% are held by the trust, and the allocation interests, of which 100% are held by Sostratus LLC.

Common Shares in the Trust

Each common share of the trust represents one undivided beneficial interest in the trust property and corresponds to one underlying trust common interest held by the trust. Unless the trust is dissolved, it must remain the holder of 100% of the trust common interests and at all times the company will have outstanding the identical number of trust common interests as the number of outstanding common shares of the trust. Pursuant to the trust agreement, the trust is authorized to issue up to 500,000,000 common shares and the company is authorized to issue a corresponding number of trust common interests. As of August 30, 2024, the trust had 75,652,286 common shares outstanding and the company had an equal number of corresponding trust common interests outstanding. All common shares and trust common interests, when they are issued, will be fully paid and nonassessable. Holders of common shares have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common shares. The rights of the holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that may be issued in the future.

Preferred Shares in the Trust

Each preferred share of the trust represents one undivided beneficial interest in the trust property and corresponds to one underlying trust preferred interest held by the trust. Unless the trust is dissolved, it must remain the holder of 100% of the trust preferred interests and at all times the company will have outstanding the identical number of trust preferred interests as the number of outstanding preferred shares of the trust. Pursuant to the trust agreement, the trust is authorized to issue up to 50,000,000 preferred shares and the company is authorized to issue a corresponding number of trust preferred interests. As of August 30, 2024, (i) the trust had 4,097,160 7.250% Series A Preferred Shares (the “Series A Preferred Shares”) outstanding and the company had an equal number of trust preferred interests outstanding held by the trust of the same class and series, and with corresponding rights, powers and duties, as the Series A Preferred Shares, (ii) the trust had 4,224,148 7.875% Series B Fixed-to-Floating Rate Cumulative Preferred Shares (the “Series B Preferred Shares”) outstanding and the company had an equal number of trust preferred interests outstanding held by the trust of the same class and series, and with corresponding rights, powers and duties, as the Series B Preferred Shares, and (iii) the trust had 4,957,088 7.875% Series C Cumulative Preferred Shares (the “Series C Preferred Shares”) outstanding and the company had an equal number of trust preferred interests outstanding held by the trust of the same class and series, and with corresponding rights, powers and duties, as the Series C Preferred Shares. All preferred shares and trust preferred interests, when they are issued, are and will be fully paid and nonassessable.

The company’s board of directors may determine, without further action by the holders of our shares, the terms, designations, preferences, rights, powers and duties of the preferred shares offered by this prospectus, as reflected in a share designation, including:

•	the right, if any, of such shares to share in the trust’s profits and losses or items thereof;

•

the right, if any, of such shares to share in the trust’s distributions, the dates distributions on such shares will be payable and whether distributions with respect to such shares will be cumulative or non-cumulative;

•	the rights of such shares upon dissolution and liquidation of the trust;

•	whether, and the terms and conditions upon which, the trust may redeem such shares;

•

whether such shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, or the period or periods during which, such shares will be convertible or exchangeable, and all other terms and conditions upon which the conversion or exchange may be made;

•	the terms and conditions upon which such shares will be issued, evidenced by certificates and assigned or transferred;

•	the method for determining the percentage interest as to such shares;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of such shares;

•	whether there will be restrictions on the issuance of preferred shares of the same class or series or any other class or series; and

•	the right, if any, of the holder of each such share to vote on trust matters, including matters relating to the relative rights, preferences and privileges of such shares.

A share designation (or any resolution of the board of directors of the company amending any share designation) will constitute an amendment to the trust agreement. However, the company’s board of directors will not, without prior shareholder approval, issue or use any preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan.

Equity Interests in the Company

The company is authorized, pursuant to action by the company’s board of directors, to issue up to 500,000,000 trust common interests in one or more series.

The company is authorized, pursuant to action by the company’s board of directors, to issue up to 50,000,000 trust preferred interests in one or more classes or series, with the terms, designations, preferences, rights, powers and duties of any such trust preferred interests reflected in a trust interest designation.

In addition to the trust common interests and trust preferred interests, which we refer to collectively as the trust interests, the company is authorized, pursuant to action by the company’s board of directors, to issue up to 1,000 allocation interests. In connection with the formation of the company, our manager acquired 100% of the allocation interests so authorized and issued. On June 27, 2013, our manager assigned its allocation interests to Sostratus LLC. All allocation interests are fully paid and nonassessable. Other than the allocation interests held by Sostratus LLC, the company is not authorized to issue any other allocation interests.

Distributions

The company, acting through its board of directors, may declare and pay distributions on the applicable interests of the company, subject to any applicable trust interest designation. Any distributions so declared will be paid on such interests in proportion to the number of such interests held by the holders thereof. The members of our manager currently have a nominal indirect equity interest in the company, which is subject to dilution if additional shares, including the common shares and preferred shares described herein, are offered in the future. The company’s board of directors may, in its sole discretion and at any time, declare and pay distributions from the cash flow available for distributions to the holders of its interests, subject to any applicable trust interest designation.

Upon receipt of any distributions declared and paid by the company, the trust will, pursuant to the terms of the trust agreement, distribute within five business days the amounts determined by the company, out of such distributions in cash to its applicable shareholders, in proportion to their percentage ownership of the common shares or preferred shares on the related record date. The record date for distributions by the company will be the same as the record date for corresponding distributions by the trust.

Certain members of our manager indirectly own allocation interests in the Company through their ownership of Sostratus LLC. The owner of the allocation interests in the company is sometimes referred to herein as the “Allocation Member.” Upon the occurrence of certain events, the company will pay a profit allocation to the Allocation Member, as holder of the allocation interests. See “Certain Relationships and Related Party Transactions” in our definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2021, which is incorporated by reference into this prospectus, for more information about the profit allocation to the Allocation Member.

Voting and Consent Rights

General

Each outstanding share, subject to any applicable share designation, is entitled to one vote on any company matter with respect to which the trust is entitled to vote, as provided in the LLC agreement and as detailed below. Pursuant to the terms of the LLC agreement and the trust agreement, the company will act at the direction of the trust only with respect to those matters subject to vote by the holders of trust interests of the company. The company, as sponsor of the trust, will provide to the trust, for transmittal to shareholders of the trust, the appropriate form of proxy to enable shareholders of the trust to direct, in proportion to their percentage ownership of the shares, the trust’s vote with respect to the trust interests. The trust will vote its trust interests in the same proportion as the vote of holders of the shares. For purposes of this summary, the voting rights of holders of the trust interests of the company that effectively will be exercised by the shareholders of the trust by proxy will be referred to as the voting rights of the holders of the shares.

The LLC agreement provides that the holders of trust interests are entitled, at each annual meeting of members of the company beginning in 2022, to vote for the election of all of the directors (other than any director appointed by Allocation Member) for a one-year term, subject to any applicable trust interest designation. Because neither the trust agreement nor the LLC agreement provides for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares represented at a shareholders meeting will effectively be able to elect all the directors of the company (other than any director appointed by Allocation Member) standing for election, subject to any applicable share designation or trust interest designation.

The LLC agreement further provides that holders of allocation interests will not be entitled to any voting rights, except that holders of allocation interests will have, in accordance with the terms of the LLC agreement:

•	voting or consent rights in connection with certain anti-takeover provisions, as discussed below;

•	a consent right with respect to the amendment or modification of the provisions providing for distributions to the holders of allocation interests;

•	a consent right to any amendment to the provision entitling the holders of allocation interests to appoint directors who will serve on the board of directors of the company;

•	a consent right with respect to any amendment of the provision of the LLC agreement governing amendments thereof; and

•	a consent right with respect to any amendment that would adversely affect the holders of allocation interests.

Board of Directors Appointee

As holder of the allocation interests, our Allocation Member has the right to appoint one director (or two directors if the board size is increased to nine or more directors) to the company’s board of directors. No such appointed director on the company’s board of directors will be required to stand for election by the shareholders. No such appointed director who is also a member of the company’s management will receive any compensation (other than reimbursements that are permitted for directors) or will have any special voting rights.

Right to Bring a Derivative Action and Enforcement of the Provisions of the LLC Agreement by Holders of the Shares and Our Manager

The trust agreement and the LLC agreement both provide that holders of common shares representing at least ten percent of the outstanding common shares shall have the right to directly institute a legal proceeding against the company to enforce the provisions of the LLC agreement. In addition, the trust agreement and the LLC agreement provide that holders of common shares representing at least ten percent of the outstanding common shares have the right to cause the trust to institute any legal proceeding for any remedy available to the trust, including the bringing of a derivative action in the right of the company under Section 18-1001 of the Delaware Limited Liability Company Act relating to the right to bring derivative actions. Holders of common shares will have the right to direct the time, method and place of conducting such legal proceedings brought by the trust. The Allocation Member, as holder of the allocation interests, has the right to directly institute proceedings against the company to enforce the provisions of the LLC agreement.

Acquisition Exchange and Optional Purchase

The trust agreement and the LLC agreement provide that, if at any time more than 90% of the then outstanding voting shares entitled to vote are beneficially owned by one person, who we refer to as the acquirer and which time we refer to as the control date, such acquirer has the right to cause the trust, acting at the direction of the company’s board of directors, to mandatorily exchange all shares then outstanding for an equal number of underlying trust interests, which we refer to as an acquisition exchange, and dissolve the trust. The company, as sponsor of the trust, will cause the transfer agent of the shares to mail a copy of notice of such acquisition exchange to the shareholders of the trust at least 30 days prior to the exchange of shares for underlying trust interests. Upon the completion of such acquisition exchange, each holder of shares immediately prior to the completion of the acquisition exchange will be admitted to the company as a member in respect of an equal number of underlying trust interests and the trust will cease to be a member of the company.

The LLC agreement provides that, following such exchange, the acquirer shall have the right to purchase at the offer price, as defined in the LLC agreement, from the other holders of trust interests for cash all, but not less than all, of the outstanding trust interests that the acquirer does not own as of the control date. While this provision of the LLC agreement provides for a fair price requirement, the LLC agreement does not provide members with appraisal rights to which shareholders of a Delaware corporation would be entitled under Section 262 of the DGCL. The acquirer can exercise its right to effect such purchase by delivering notice to the company and the transfer agent of its election to make the purchase not less than 60 days prior to the control date. The company will cause the transfer agent to mail the notice of the purchase to the record holders of the trust interests at least 30 days prior to the control date. We refer to the date of purchase as the purchase date.

Voluntary Exchange

The trust agreement and the LLC agreement provide that in the event the company’s board of directors determines that the existence of the trust results, or is reasonably likely to result, in a material tax detriment to the trust, the holders of shares, the company or any of the members, the company, as sponsor of the trust, shall cause the trust to exchange all shares then outstanding for an equal number of underlying trust interests and dissolve the trust. We refer to such an exchange as a voluntary exchange. The company, as sponsor of the trust, will cause the transfer agent for the shares to mail a copy of notice of such voluntary exchange to the shareholders of the trust at least 30 days prior to the exchange of shares for underlying trust interests. Upon the completion of such voluntary exchange, each holder of shares immediately prior to the completion of the voluntary exchange will be admitted to the company as a member in respect of an equal number of underlying trust interests and the trust will cease to be a member of the company.

Tax Election of the Trust

The company may, acting through its board of directors, without further action by the shareholders, at such time as it may determine, cause the trust to elect to be treated as a corporation for U.S. federal income tax purposes and, thereafter, must maintain the trust’s status as an association taxable as a corporation. Effective as of September 1, 2021, the trust has elected to be treated as a corporation for U.S. federal income tax purposes.

Tax Election of the Company

In circumstances where the trust has been dissolved, the LLC agreement provides that the company’s board of directors may, without the consent or vote of holders of trust interests, cause the company to elect to be treated as a corporation for U.S. federal income tax purposes.

Conversion of the Trust

The company may, acting through its board of directors, without further action by the shareholders:

•

cause the trust to be converted to a corporation, through direct conversion, merger into, or conveyance of all assets to, a corporation which otherwise has no assets, liabilities or operations at the time;

•	convert or exchange the trust shares into or for shares of stock of one or more classes in such corporation; and

•

adopt the organizational documents of the corporation with terms that provide the shareholders and the holder of the allocation interests in the company with substantially similar rights and obligations as the trust agreement and the LLC agreement (including to reflect the election of directors of such corporation directly by the stockholders of such corporation rather than through the trust agreement and the LLC agreement), with any such alterations thereto as are required by the laws governing such corporation or determined by the board to be in the best interests of the trust and the shareholders.

Amendment to LLC Agreement for Conversion of the Trust

In the event the trust is converted to, or the trust is merged into or all of the trust’s assets are conveyed to, a corporation pursuant to the trust agreement, without further approval of the company’s members but subject to the prior written consent of the Allocation Member if the rights of the Allocation Member would be adversely affected, the company’s board of directors may amend the LLC agreement as the board determines is necessary or appropriate to reflect such conversion, merger or conveyance.

Dissolution of the Trust and the Company

The LLC agreement provides for the dissolution and winding up of the company upon the occurrence of:

•

the adoption of a resolution by a majority vote of the company’s board of directors approving the dissolution, winding up and liquidation of the company and the approval of such action by the affirmative vote of the holders of a majority of the outstanding trust interests entitled to vote thereon;

•	the unanimous vote of the holders of the outstanding trust interests entitled to vote to dissolve, wind up and liquidate the company;

•

a judicial determination that an event has occurred that makes it not reasonably practical to carry on the business of the company in conformity with the LLC agreement as determined in accordance with Section 18-802 of the Delaware Limited Liability Company Act; or

•

the termination of the legal existence of the last remaining member of the company or the occurrence of any other event that terminates the continued membership of the last remaining member of the company, unless the company is continued without dissolution in a manner provided under the LLC agreement or the Delaware Limited Liability Company Act.

The trust agreement provides for the dissolution and winding up of the trust upon the occurrence of:

•	an acquisition exchange or a voluntary exchange;

•	the filing of a certificate of cancellation of the company or its failure to revive its certificate of formation within 10 days following revocation of the company’s certificate of formation;

•	the entry of a decree of judicial dissolution by a court of competent jurisdiction over the company or the trust; or

•	receipt by the regular trustees of written notice from the company at any time of its determination to dissolve the trust and distribute the trust interests in exchange for the shares.

We refer to these events as dissolution events. Following the occurrence of a dissolution event with respect to the trust, each share will be mandatorily exchanged for an underlying trust interest of the company. Upon dissolution of the company in accordance with the terms of the LLC agreement, the then holders of trust interests will be entitled to share in the assets of the company legally available for distribution following payment to creditors, subject to any applicable trust interest designation, in accordance with the positive balance in such holders’ capital accounts required by the LLC agreement, including any applicable trust interest designation, after giving effect to all contributions, distributions and allocations for all periods.

Description of Series A Preferred Shares

General

On June 28, 2017, the trust executed a share designation, which was amended and restated on August 3, 2021 and further amended on March 20, 2024 and September 4, 2024 (as so amended and restated and further amended, the “Series A Share Designation”). The Series A Share Designation designates 5,701,955 shares of the preferred shares of the trust, no par value, as the Series A Preferred Shares with the powers, designations, preferences and other rights as set forth therein. The Series A Share Designation is incorporated herein by reference. As of August 30, 2024, there were 4,097,160 shares of the Series A Preferred Shares issued and outstanding. The Series A Preferred Shares are listed on the New York Stock Exchange under the symbol “CODI PR A.”

Distributions

Distributions on the Series A Preferred Shares are payable when, as and if declared by the board of directors of the company out of funds legally available, at a rate per annum equal to 7.250% of the $25.00 liquidation preference per share. Distributions on the Series A Preferred Shares are payable quarterly on January 30, April 30, July 30 and October 30 of each year, when, as and if declared by the board of directors of the company in its sole discretion. If any of those dates is not a business day, then distributions are payable on the next succeeding business day. Declared distributions will be payable on the relevant distribution payment date to holders of record as they appear on our share register at the close of business, New York City time, on the January 15, April 15, July 15 and October 15, as the case may be, immediately preceding the relevant distribution payment date. These record dates will apply regardless of whether a particular record date is a business day, provided that if the record date is not a business day, the declared distributions will be payable on the relevant distribution payment date to holders of record as they appear on the trust’s share register at the close of business, New York City time, on the business day immediately preceding such record date. A “business day” as used herein means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

In the event we issue additional Series A Preferred Shares, distributions on such additional shares, to the extent declared, will accrue from the original issuance date of such additional shares or any other date we specify at the time such additional shares are issued. Distributions on the Series A Preferred Shares are non-cumulative. Accordingly, if the board of directors of the company does not declare a distribution before the scheduled record date for any distribution period, the trust will not make a distribution in that distribution period, whether or not distributions on the Series A Preferred Shares are declared or paid for any future distribution period. A “distribution period” as used herein refers to the period from and including a distribution payment date to, but excluding, the next distribution payment date, provided that the initial distribution period commences on and includes June 28, 2017. Distributions payable on the Series A Preferred Shares for any distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Series A Preferred Shares rank junior to the allocation interests to the extent provided in the LLC agreement, and senior to the common shares to the extent provided in the trust agreement, with respect to the payment of distributions. Unless distributions have been declared and paid or declared and set apart for payment on the Series A Preferred Shares for a quarterly distribution period, no distribution may be declared or paid or set apart for payment on the common shares (or on any other shares that the trust has, or may in the future, issue ranking, as to the payment of distributions, junior to the Series A Preferred Shares (together with the common shares, “Series A junior shares”)) for the remainder of that quarterly distribution period, other than distributions paid in Series A junior shares or options, warrants or rights to subscribe for or purchase Series A junior shares, and we and our subsidiaries may not directly or indirectly repurchase, redeem or otherwise acquire for consideration common shares (or any Series A junior shares). However, for a subsequent distribution period, payments on Series A junior shares can be made again as long as distributions have been made on the Series A Preferred Shares for that period (even if no distributions have been made in one or more prior periods).

The board of directors of the company, or a duly authorized committee thereof, may, in its discretion, choose to cause the trust to pay distributions on the Series A Preferred Shares without the payment of any distributions on any Series A junior shares. No distributions may be declared or paid or set apart for payment on any Series A Preferred Shares if at the same time any arrears exist or default exists in the payment of distributions on any outstanding series of Series A senior shares (defined below), if any are issued.

When distributions are not paid (or duly provided for) on any distribution payment date (or, in the case of Series A parity shares (as defined below) having distribution payment dates different from the distribution payment dates pertaining to the Series A Preferred Shares, on a distribution payment date falling within the related distribution period (as defined below) for the Series A Preferred Shares) in full upon the Series A Preferred Shares or any Series A parity shares, all distributions declared upon the Series A Preferred Shares and all such Series A parity shares payable on such distribution payment date (or, in the case of Series A parity shares having distribution payment dates different from the distribution payment dates pertaining to the Series A Preferred Shares, on a distribution payment date falling within the related distribution period for the Series A Preferred Shares) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all declared and unpaid distributions per share on the Series A Preferred Shares and all unpaid distributions, including any accumulations, on all Series A parity shares payable on such distribution payment date (or in the case of Series A parity shares having distribution payment dates different from the distribution payment dates pertaining to the Series A Preferred Shares, on a distribution payment date falling within the related distribution period for the Series A Preferred Shares) bear to each other.

Ranking

The Series A Preferred Shares rank senior to the Series A junior shares with respect to payment of distributions and distribution of the trust’s assets upon the trust’s liquidation, dissolution or winding up. The Series A Preferred Shares rank equally with any equity securities, including our Series B Preferred Shares, Series C Preferred Shares and other preferred shares, that the trust may issue in the future, the terms of which provide that such securities will rank equally with the Series A Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up (“Series A parity shares”). The Series A Preferred Shares rank junior to (i) all of the trust’s existing and future indebtedness, and (ii) any of the trust’s equity securities, including preferred shares, that the trust or the company may issue in the future, the terms of which provide that such securities will rank senior to the Series A Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up (such equity securities, “Series A senior shares”). The Series A Preferred Shares rank junior to the company’s allocation interests with respect to the payment of distributions prior to dissolution of the company, and equally with the company’s allocation interests upon liquidation, dissolution or winding up of the company or the trust; provided however that the rights allocated to the allocation interest may reduce the amount distributable to the Series A Preferred Shares upon the liquidation, dissolution or winding up of the trust. Other than the company’s allocation interests, there are no Series A senior shares or interests in the company outstanding.

Maturity

The Series A Preferred Shares do not have a maturity date, and the trust is not required to redeem or repurchase the Series A Preferred Shares. Accordingly, the Series A Preferred Shares will remain outstanding indefinitely unless the board of directors of the company decides to cause the trust to redeem or repurchase them.

Redemption

The trust may not redeem the Series A Preferred Shares prior to July 30, 2022. On or after July 30, 2022, the board of directors of the company may cause the trust, at its option, out of funds legally available to redeem the Series A Preferred Shares, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a price of $25.00 per Series A Preferred Share plus any accumulated and unpaid distributions thereon, if any, to, but excluding, the redemption date, without payment of any undeclared distributions. Holders of the Series A Preferred Shares have no right to require the redemption of the Series A Preferred Shares.

Repurchase at the Option of Holders

If a Series A Fundamental Change (as defined below) occurs, unless, prior to or concurrently with the time the board of directors of the company is required to cause the trust to make a Series A Fundamental Change Offer (as described below), the board of directors of the company has caused the company to previously or concurrently mail or transmit electronically a redemption notice with respect to all of the outstanding Series A Preferred Shares, the board of directors of the company will cause the trust to make an offer to purchase all of the Series A Preferred Shares pursuant to the offer described below (the “Series A Fundamental Change Offer”), out of funds received by the trust on the Series A Trust Preferred Interests (as defined below under “— Series A Trust Preferred Interests”) and legally available, at a price in cash (the “Series A Fundamental Change Payment”) of $25.25 per Series A Preferred Share, plus declared and unpaid distributions thereon to, but excluding, the Series A Fundamental Change Payment Date (as defined below), without payment of any undeclared distributions. Within 30 days following any Series A Fundamental Change, the board of directors of the company will cause the trust to send notice of such Series A Fundamental Change Offer by first class mail to each holder of Series A Preferred Shares or otherwise in accordance with the procedures of the Depository Trust Company with the following information:

(1)

that a Series A Fundamental Change Offer is being made pursuant to the share designation designating the Series A Preferred Shares and that all Series A Preferred Shares properly tendered pursuant to such Series A Fundamental Change Offer will be accepted for payment by the trust;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Series A Fundamental Change Payment Date”);

(3)	that any Series A Preferred Share not properly tendered will remain outstanding and entitled to receive distributions when, as and if declared by the board of directors of the company;

(4)

that, unless the trust defaults in the payment pursuant to the Series A Fundamental Change Offer, all Series A Preferred Shares accepted for payment pursuant to the Series A Fundamental Change Offer will be cancelled and cease to be outstanding on the Series A Fundamental Change Payment Date;

(5)	the instructions determined by the company, consistent with this covenant, that a holder of Series A Preferred Shares must follow in order to have its Series A Preferred Shares purchased; and

(6)	if such notice is mailed prior to the occurrence of a Series A Fundamental Change, that such offer is conditioned on the occurrence of such Series A Fundamental Change.

The company will not be required to cause the trust to make a Series A Fundamental Change Offer upon a Series A Fundamental Change if a third party makes the Series A Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the share designation designating the Series A Preferred Shares applicable to a Series A Fundamental Change Offer made by the trust and purchases all Series A Preferred Shares validly tendered and not withdrawn under such Series A Fundamental Change Offer.

The company and the trust will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Series A Preferred Shares pursuant to this covenant. To the extent the provisions of any securities laws or regulations conflict with provisions of the share designation designating the Series A Preferred Shares, the company and the trust will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations described in such share designation by virtue thereof.

On the Series A Fundamental Change Payment Date, the board of directors of the company shall cause the trust, to the extent permitted by law and to the extent of funds received by the trust on the Series A Trust Preferred Interests, to:

(1)	accept for payment all Series A Preferred Shares properly tendered pursuant to the Series A Fundamental Change Offer;

(2)	deposit with the paying agent an amount equal to the aggregate payment pursuant to the Series A Fundamental Change Offer in respect of all Series A Preferred Shares so tendered; and

(3)	cancel the Series A Preferred Shares so accepted.

If (i) a Series A Fundamental Change occurs and (ii) (x) we do not give notice prior to the 31st day following the Series A Fundamental Change of either (1) a Series A Fundamental Change Offer or (2) the intention to redeem all the outstanding Series A Preferred Shares or (y) we default upon our obligation to repurchase or redeem the Series A Preferred Shares on the Series A Fundamental Change Payment Date or redemption date, the distribution rate per annum on the Series A Preferred Shares will increase by 5.00%, beginning on the 31st day following such Series A Fundamental Change. Notwithstanding any requirement that we offer to repurchase or redeem all the outstanding Series A Preferred Shares, the increase in the distribution rate per annum described in the immediately preceding sentence is the sole remedy to holders of Series A Preferred Shares upon the occurrence of any of the events described in the immediately preceding sentence. Following any such increase in the distribution rate per annum, we will be under no further obligation to offer to repurchase or redeem any Series A Preferred Shares.

“Fundamental Change” means the occurrence of the following:

•

the Series A Preferred Shares (or preferred shares into which the Series A Preferred Shares have been converted or for which the Series A Preferred Shares have been exchanged in accordance with the provisions described below under “— Voting Rights”) cease to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their successors) or another U.S. national securities exchange for a period of 20 consecutive trading days; or

•

the company and the trust (or the issuer of preferred shares into which the Series A Preferred Shares have been converted or for which the Series A Preferred Shares have been exchanged in accordance with the provisions described below under “— Voting Rights”) are no longer subject to, and are not voluntarily filing the annual reports, information, documents and other reports that the company and the trust would be so required to file if so subject to, the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

Voting Rights

Holders of the Series A Preferred Shares generally have no voting rights. However, if and whenever six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Shares have not been declared and paid (a “Nonpayment”), the number of directors then constituting the board of directors of the company will be increased by two and the holders of the Series A Preferred Shares, voting together as a single class with the holders of any other series of Series A parity shares then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, the “Series A voting preferred shares”), will have the right to elect these two additional directors at a meeting of the holders of the Series A Preferred Shares and such other Series A voting preferred shares. When quarterly distributions have been declared and paid on the Series A Preferred Shares for four consecutive quarters following the Nonpayment, the right of the holders of the Series A Preferred Shares and any other Series A voting preferred shares to elect these two additional directors will cease, the terms of office of these two directors will forthwith terminate and the number of directors constituting the board of directors of the company will be reduced accordingly. However, the right of the holders of the Series A Preferred Shares and any other Series A voting preferred shares to elect two additional directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above.

The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Shares and all other series of Series A voting preferred shares, acting as a single class regardless of series, at a meeting of shareholders, is required in order (i) to amend, alter or repeal any provisions of the trust agreement relating to the Series A Preferred Shares or other series of Series A voting preferred shares, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series A Preferred Shares or other series of Series A voting preferred shares, unless in connection with any such amendment, alteration or repeal, each Series A Preferred Share and any other voting preferred share remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption thereof substantially similar to those of the Series A Preferred Shares or any other series of Series A voting preferred shares, as the case may be, or (ii) to authorize, create or increase the authorized amount of, any class or series of preferred shares having rights senior to the Series A Preferred Shares with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up; provided, however, that in the case of clause (i) above, if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series A voting preferred shares (including the Series A Preferred Shares for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series A voting preferred shares (including the Series A Preferred Shares for this purpose) as a class.

Amount Payable in Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the trust (other than in the case of a voluntary exchange or acquisition exchange (as defined in the trust agreement) of preferred shares for trust preferred interests) (“Liquidation”), each holder of the Series A Preferred Shares will be entitled to a payment out of the trust’s assets available for distribution to the holders of the Series A Preferred Shares following the satisfaction of all claims ranking senior to the Series A Preferred Shares. Such payment will be equal to their preferred capital account balance (the “Series A Preferred Share Liquidation Value”).

The capital account balance for each Series A Preferred Share equals $25.00 initially and is increased each year by an allocation of gross income (excluding capital gains) recognized by us (including any gross income recognized in the year of Liquidation). The allocations of gross income to the capital account balances for the Series A Preferred Shares in any year will not exceed the sum of the amount of distributions paid on the Series A Preferred Shares during such year. If the board of directors of the company declares a distribution on the Series A Preferred Shares, the amount of the distribution paid on each such Series A Preferred Share will be deducted from the capital account balance for such Series A Preferred Share, whether or not such capital account balance received an allocation of gross income in respect of such distribution. The allocation of gross income to the capital account balances for the Series A Preferred Shares is intended to entitle the holders of the Series A Preferred Shares to a preference over the holders of outstanding common shares upon the trust’s Liquidation, to the extent required to permit each holder of a Series A Preferred Share to receive the Series A Preferred Share Liquidation Value in respect of such share. In addition, a special allocation of gross income (from any source) in the year of Liquidation will be made if necessary so that a holder’s preferred capital account balance equals the Series A Preferred Share Liquidation Value. If, however, the trust were to have insufficient gross income to achieve this result, then the amount that a holder of Series A Preferred Shares would receive upon liquidation may be less than the Series A Preferred Share Liquidation Value.

After each holder of Series A Preferred Shares receives a payment equal to the capital account balance for such holder’s shares (even if such payment is less than the Series A Preferred Share Liquidation Value of such holder’s shares), holders will not be entitled to any further participation in any distribution of the trust’s assets.

For any period in which the trust is an association taxable as a corporation for U.S. federal income tax purposes, the capital account balance for each Series A Preferred Share will be deemed equal to the sum of $25.00 per Series A Preferred Share and declared and unpaid distributions, if any, to, but excluding, the date of the liquidation, dissolution or winding up of the trust on the Series A Preferred Shares, with the intent to provide holders of Series A Preferred Shares the same rights to liquidation proceeds regardless of whether the trust is taxable as a partnership or a corporation for U.S. federal income tax purposes.

Conversion

The Series A Preferred Shares are not convertible into common shares or any other class or series of shares or any other security.

Series A Trust Preferred Interests

Each Series A Preferred Share corresponds to one underlying trust preferred interest of the company held by the trust of the same class and series, and with corresponding rights, powers and duties, as the Series A Preferred Shares (the “Series A Trust Preferred Interests”). Unless the trust is dissolved, it must remain the holder of 100% of the company’s trust interests, including the Series A Trust Preferred Interests, and, at all times, the trust will have outstanding the identical number of common shares and preferred shares, including the Series A Preferred Shares, as the number of outstanding trust common interests and trust preferred interests, including the Series A Trust Preferred Interests, of the company that are of the corresponding class and series.

Description of Series B Preferred Shares

General

On March 13, 2018, the trust executed a share designation, which was amended and restated on August 3, 2021 and further amended on March 20, 2024 and September 4, 2024 (as so amended and restated and further amended, the “Series B Share Designation”). The Series B Share Designation designates 8,327,295 shares of the preferred shares of the trust, no par value, as the Series B Preferred Shares with the powers, designations, preferences and other rights as set forth therein. The Series B Share Designation is incorporated herein by reference. As of August 30, 2024, there were 4,224,148 shares of the Series B Preferred Shares issued and outstanding. The Series B Preferred Shares are listed on the New York Stock Exchange under the symbol “CODI PR B.”

Distributions

Holders of Series B Preferred Shares are entitled to receive, when, as and if declared by the board of directors of the company, cumulative cash distributions on the liquidation preference of the Series B Preferred Shares at a rate equal to (1) 7.875% per annum of the liquidation preference per share for each quarterly distribution period to, but excluding, April 30, 2028, which we refer to as the Fixed Rate Period, and (2) the then applicable three-month LIBOR (as defined and described below) plus a spread of 4.985% per annum of the liquidation preference per share for each quarterly distribution period from April 30, 2028 through the redemption date of the Series B Preferred Shares, if any, which we refer to as the Floating Rate Period. A “distribution period” as used herein refers to the period commencing on and including a distribution payment date to, but excluding, the next distribution payment date, provided that (i) the initial distribution period commences on and includes March 13, 2018 and (ii) the distribution period commencing on April 30, 2028 will commence on April 30, 2028 irrespective of whether such day is a business day.

Fixed Rate Period. Distributions payable on the Series B Preferred Shares for any distribution period that is included in the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. During the Fixed Rate Period, if any date on which distributions would otherwise be payable is not a business day, then the distribution will be paid on the next business day as if it were paid on the scheduled distribution payment date, and no interest or other amount will accrue on the distribution so payable for the period from and after that distribution payment date to the date the distribution is paid.

Floating Rate Period. Distributions payable on the Series B Preferred Shares for the Floating Rate Period will be computed based on the actual number of days in a distribution period and a 360-day year. During the Floating Rate Period, if any date on which distributions would otherwise be payable is not a business day, then payment of any distribution payable on such date will be made on the next succeeding business day unless that day falls in the next calendar month, in which case the distribution payment date will be the immediately preceding business day, and, in either case, distributions will accrue to, but exclude, the actual date the distribution is paid.

The distribution rate during the Floating Rate Period will be reset quarterly (the first day of each distribution period will be a distribution reset date). The distribution rate for each distribution period in the Floating Rate Period will be determined by a calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the distribution period, which date is the “distribution determination date” for the distribution period. The calculation agent then will add three-month LIBOR as determined on the distribution determination date and the applicable spread. Absent manifest error, the calculation agent’s determination of the distribution rate for a distribution period for the Series B Preferred Shares will be binding and conclusive on you, the transfer agent and us. A “London banking day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The distribution rate for a distribution period during the Floating Rate Period will be based on the three-month London interbank offered rate, which we refer to as “three-month LIBOR,” and will be determined as follows:

(i)

three-month LIBOR will be equal to the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. London time on the relevant distribution determination date.

(ii)

If no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. London time on the relevant distribution determination date, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the related distribution reset date, to prime banks in the London interbank market, at approximately 11:00 a.m. London time on that distribution determination date that is representative of a single transaction in U.S. dollars in amounts of at least $1,000,000 in that market at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, three-month LIBOR will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. New York City time on that distribution determination date by three major banks in New York, New York, as selected by the calculation agent after consultation with us, for loans in U.S. dollars to leading European banks, for a period of three months commencing on the related distribution reset date that is representative of a single transaction in U.S. dollars in amounts of at least $1,000,000 in that market at that time. If no quotation is provided as described above, then if a calculation agent has not been appointed at such time, we will appoint a calculation agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London banking day immediately preceding the first day of such distribution period in its sole discretion. If the calculation agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to three-month LIBOR for the then current distribution period, or, in the case of the first distribution period in the Floating Rate Period, the most recent distribution rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first distribution period in the Floating Rate Period.

Notwithstanding the foregoing, if we determine on the relevant distribution determination date that the LIBOR base rate has been discontinued, then we will appoint a calculation agent and the calculation agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to three-month LIBOR. If, after such consultation, the calculation agent determines that there is an industry accepted substitute or successor base rate, the calculation agent shall use such substitute or successor base rate. In such case, the calculation agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the distribution determination date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant business day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the calculation agent determines that there is an industry accepted substitute or successor base rate as so provided above, the calculation agent will, in consultation with us, follow the steps specified in clause (ii) in the immediately preceding paragraph in order to determine three-month LIBOR for the applicable distribution period.

As used herein, “calculation agent” shall mean a third party independent financial institution of national standing with experience providing such services, which will be appointed by us prior to April 30, 2028.

In the event we issue additional Series B Preferred Shares, distributions on such additional shares will accrue from the original issuance date of such additional shares or any other date we specify at the time such additional shares are issued. Distributions on the Series B Preferred Shares accumulate daily and are cumulative from, and including, the date of original issuance. The distributions payable on any distribution payment date include distributions accumulated to, but not including, such distribution payment date. Distributions on the Series B Preferred Shares are payable quarterly, in arrears, on January 30, April 30, July 30 and October 30 of each year.

Declared distributions are payable on the relevant distribution payment date to holders of record as they appear on our share register at the close of business, New York City time, on the January 15, April 15, July 15 and October 15, as the case may be, immediately preceding the relevant distribution payment date. These record dates apply regardless of whether a particular record date is a business day, provided that if the record date is not a business day, the declared distributions are payable on the relevant distribution payment date to holders of record as they appear on the trust’s share register at the close of business, New York City time, on the business day immediately preceding such record date. During the Fixed Rate Period, a “business day” means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business, and during the Floating Rate Period, a “business day” means any day that would be considered a business day during the Fixed Rate Period that is also a London banking day.

Distributions on the Series B Preferred Shares accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of distributions, (ii) we have earnings, (iii) there are funds legally available for the payment of those distributions and (iv) those distributions are declared. No interest, or sum in lieu of interest, is payable in respect of any distribution payment or payments on the Series B Preferred Shares which may be in arrears, and holders of Series B Preferred Shares are not entitled to any distributions in excess of full cumulative distributions described above. Any distribution payment made on the Series B Preferred Shares will first be credited against the earliest accumulated but unpaid distribution due with respect to those shares.

The Series B Preferred Shares rank junior to the allocation interests to the extent provided in the LLC agreement, and senior to the common shares to the extent provided in the trust agreement, with respect to the payment of distributions. Unless full cumulative distributions on the Series B Preferred Shares have been or contemporaneously are declared and paid or declared and set apart for payment on the Series B Preferred Shares for all past distribution periods, no distribution may be declared or paid or set apart for payment on the common shares (or on any other shares that the trust may issue in the future ranking, as to the payment of distributions, junior to the Series B Preferred Shares (together with the common shares, “Series B junior shares”)), other than distributions paid in Series B junior shares or options, warrants or rights to subscribe for or purchase Series B junior shares, and we and our subsidiaries may not directly or indirectly repurchase, redeem or otherwise acquire for consideration common shares (or any Series B junior shares).

The board of directors of the company, or a duly authorized committee thereof, may, in its discretion, choose to cause the trust to pay distributions on the Series B Preferred Shares without the payment of any distributions on any Series B junior shares. No distributions may be declared or paid or set apart for payment on any Series B Preferred Shares if at the same time any arrears exist or default exists in the payment of distributions on any outstanding series of Series B senior shares (defined below), if any are issued.

When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Shares and our Series B parity shares (as defined below), all distributions declared upon the Series B Preferred Shares and such Series B parity shares must be declared pro rata so that the amount of distributions declared per Series B Preferred Share and such Series B parity shares will in all cases bear to each other the same ratio that accumulated distributions per share on the Series B Preferred Shares and such Series B parity shares (which will not include any accrual in respect of unpaid distributions for prior distribution periods if such other Series B parity shares do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any distribution payment or payments on the Series B Preferred Shares which may be in arrears.

Ranking

The Series B Preferred Shares rank senior to the Series B junior shares with respect to payment of distributions and distribution of the trust’s assets upon the trust’s liquidation, dissolution or winding up. The Series B Preferred Shares rank equally with any equity securities, including our Series A Preferred Shares, Series C Preferred Shares and other preferred shares, that the trust may issue in the future, the terms of which provide that such securities will rank equally with the Series B Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up (“Series B parity shares”). The Series B Preferred Shares rank junior to (i) all of the trust’s existing and future indebtedness, and (ii) any of the trust’s equity securities, including preferred shares, that the trust or the company may issue in the future, the terms of which provide that such securities will rank senior to the Series B Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up (such equity securities, “Series B senior shares”). The Series B Preferred Shares rank junior to the company’s allocation interests with respect to the payment of distributions prior to dissolution of the company, and equally with the company’s allocation interests upon liquidation, dissolution or winding up of the company or the trust; provided however that the rights allocated to the allocation interest may reduce the amount distributable to the Series B Preferred Shares upon the liquidation, dissolution or winding up of the trust. Other than the company’s allocation interests, there are no Series B senior shares or interests in the company outstanding.

Maturity

The Series B Preferred Shares do not have a maturity date, and the trust is not required to redeem or repurchase the Series B Preferred Shares. Accordingly, the Series B Preferred Shares will remain outstanding indefinitely unless the board of directors of the company decides to cause the trust to redeem or repurchase them.

Redemption

The trust may not redeem the Series B Preferred Shares prior to April 30, 2028. On or after April 30, 2028, the board of directors of the company may cause the trust, at its option, out of funds legally available to redeem the Series B Preferred Shares, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a price of $25.00 per Series B Preferred Share plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the redemption date.

Immediately prior to any redemption of Series B Preferred Shares, we will pay, in cash, any accumulated and unpaid distributions to, but excluding, the redemption date, unless a redemption date falls after a distribution record date and prior to the corresponding distribution payment date, in which case each holder of Series B Preferred Shares at the close of business on such distribution record date will be entitled to the distribution payable on such shares on the corresponding distribution payment date notwithstanding the redemption of such shares before such distribution payment date. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on the Series B Preferred Shares to be redeemed.

Unless full cumulative distributions on all Series B Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past distribution periods, no Series B Preferred Shares may be redeemed unless all outstanding Series B Preferred Shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series B Preferred Shares (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Series B junior shares we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares and all Series B parity shares).

Holders of the Series B Preferred Shares have no right to require the redemption of the Series B Preferred Shares.

Repurchase at the Option of Holders

If a Series B Fundamental Change (as defined below) occurs, unless, prior to or concurrently with the time the board of directors of the company is required to cause the trust to make a Series B Fundamental Change Offer (as described below), the board of directors of the company has caused the company to previously or concurrently mail or transmit electronically a redemption notice with respect to all of the outstanding Series B Preferred Shares, the board of directors of the company will cause the trust to make an offer to purchase all of the Series B Preferred Shares pursuant to the offer described below (the “Series B Fundamental Change Offer”), out of funds received by the trust on the Series B Trust Preferred Interests (as defined below under “— Series B Trust Preferred Interests”) and legally available, at a price in cash (the “Series B Fundamental Change Payment”) of $25.25 per Series B Preferred Share, plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the Series B Fundamental Change Payment Date (as defined below). Within 30 days following any Series B Fundamental Change, the board of directors of the company will cause the trust to send notice of such

Series B Fundamental Change Offer by first class mail to each holder of Series B Preferred Shares or otherwise in accordance with the procedures of the Depository Trust Company with the following information:

(1)

that a Series B Fundamental Change Offer is being made pursuant to the share designation designating the Series B Preferred Shares and that all Series B Preferred Shares properly tendered pursuant to such Series B Fundamental Change Offer will be accepted for payment by the trust;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Series B Fundamental Change Payment Date”);

(3)	that any Series B Preferred Share not properly tendered will remain outstanding and distributions will continue to accumulate on such shares;

(4)

that, unless the trust defaults in the payment pursuant to the Series B Fundamental Change Offer, all Series B Preferred Shares accepted for payment pursuant to the Series B Fundamental Change Offer will be cancelled and cease to be outstanding on the Series B Fundamental Change Payment Date;

(5)	the instructions determined by the company, consistent with this covenant, that a holder of Series B Preferred Shares must follow in order to have its Series B Preferred Shares purchased; and

(6)	if such notice is mailed prior to the occurrence of a Series B Fundamental Change, that such offer is conditioned on the occurrence of such Series B Fundamental Change.

The company will not be required to cause the trust to make a Series B Fundamental Change Offer upon a Series B Fundamental Change if a third party makes the Series B Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the share designation designating the Series B Preferred Shares applicable to a Series B Fundamental Change Offer made by the trust and purchases all Series B Preferred Shares validly tendered and not withdrawn under such Series B Fundamental Change Offer.

The company and the trust will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Series B Preferred Shares pursuant to this covenant. To the extent the provisions of any securities laws or regulations conflict with provisions of the share designation designating the Series B Preferred Shares, the company and the trust will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations described in such share designation by virtue thereof.

On the Series B Fundamental Change Payment Date, the board of directors of the company shall cause the trust, to the extent permitted by law and to the extent of funds received by the trust on the Series B Trust Preferred Interests, to:

(1)	accept for payment all Series B Preferred Shares properly tendered pursuant to the Series B Fundamental Change Offer;

(2)	deposit with the paying agent an amount equal to the aggregate payment pursuant to the Series B Fundamental Change Offer in respect of all Series B Preferred Shares so tendered; and

(3)	cancel the Series B Preferred Shares so accepted.

If (i) a Series B Fundamental Change occurs and (ii) (x) we do not give notice prior to the 31st day following the Series B Fundamental Change of either (1) a Series B Fundamental Change Offer or (2) the intention to redeem all the outstanding Series B Preferred Shares or (y) we default upon our obligation to repurchase or redeem the Series B Preferred Shares on the Series B Fundamental Change Payment Date or redemption date, the distribution rate per annum on the Series B Preferred Shares will increase by 5.00%, beginning on the 31st day following such Series B Fundamental Change. Notwithstanding any requirement that we offer to repurchase or redeem all the outstanding Series B Preferred Shares, the increase in the distribution rate per annum described in the immediately preceding sentence is the sole remedy to holders of Series B Preferred Shares upon the occurrence of any of the events described in the immediately preceding sentence. Following any such increase in the distribution rate per annum, we will be under no further obligation to offer to repurchase or redeem any Series B Preferred Shares.

“Fundamental Change” means the occurrence of the following:

•

the Series B Preferred Shares (or preferred shares into which the Series B Preferred Shares have been converted or for which the Series B Preferred Shares have been exchanged in accordance with the provisions described below under “—Voting Rights”) cease to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their successors) or another U.S. national securities exchange for a period of 20 consecutive trading days; or

•

the company and the trust (or the issuer of preferred shares into which the Series B Preferred Shares have been converted or for which the Series B Preferred Shares have been exchanged in accordance with the provisions described below under “—Voting Rights”) are no longer subject to, and are not voluntarily filing the annual reports, information, documents and other reports that the company and the trust would be so required to file if so subject to, the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

Voting Rights

Holders of the Series B Preferred Shares generally have no voting rights. However, if and whenever distributions on any Series B Preferred Shares are in arrears for six or more full quarterly distribution periods (whether or not consecutive), the number of directors then constituting the board of directors of the company will be increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Series B parity shares upon which like voting rights have been conferred and are exercisable) and the holders of the Series B Preferred Shares, voting together as a single class with the holders of any other series of Series B parity shares then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, the “Series B voting preferred shares”), will have the right to elect these two additional directors at a meeting of the holders of the Series B Preferred Shares and such other Series B voting preferred shares. When all distributions accumulated on the Series B Preferred Shares for all past distribution periods and the then current distribution period have been fully paid, the right of the holders of the Series B Preferred Shares and any other Series B voting preferred shares to elect these two additional directors will cease and, unless there are other classes or series of Series B parity shares upon which like voting rights have been conferred and are exercisable, the terms of office of these two directors will terminate and the number of directors constituting the board of directors of the company will be reduced accordingly.

The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Shares and all other series of Series B voting preferred shares, acting as a single class regardless of series, at a meeting of shareholders, is required in order (i) to amend, alter or repeal any provisions of the trust agreement relating to the Series B Preferred Shares or other series of Series B voting preferred shares, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series B Preferred Shares or other series of Series B voting preferred shares, unless in connection with any such amendment, alteration or repeal, each Series B Preferred Share and any other Series B voting preferred share remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption thereof substantially similar to those of the Series B Preferred Shares or any other series of Series B voting preferred shares, as the case may be, or (ii) to authorize, create or increase the authorized amount of, any class or series of preferred shares having rights senior to the Series B Preferred Shares with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up; provided, however, that in the case of clause (i) above, if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series B voting preferred shares (including the Series B Preferred Shares for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series B voting preferred shares (including the Series B Preferred Shares for this purpose) as a class.

Amount Payable in Liquidation

Upon any Liquidation, each holder of the Series B Preferred Shares will be entitled to a payment out of the trust’s assets available for distribution to the holders of the Series B Preferred Shares following the satisfaction of all claims ranking senior to the Series B Preferred Shares. Such payment will be equal to their preferred capital account balance (the “Series B Preferred Share Liquidation Value”).

The capital account balance for each Series B Preferred Share equals $25.00 initially and is increased each year by an allocation of gross income (excluding capital gains) recognized by us (including any gross income recognized in the year of Liquidation). The allocations of gross income to the capital account balances for the Series B Preferred Shares in any year will not exceed the sum of the amount of distributions paid on the Series B Preferred Shares during such year. If the board of directors of the company declares a distribution on the Series B Preferred Shares, the amount of the distribution paid on each such Series B Preferred Share will be deducted from the capital account balance for such Series B Preferred Share, whether or not such capital account balance received an allocation of gross income in respect of such distribution. The allocation of gross income to the capital account balances for the Series B Preferred Shares is intended to entitle the holders of the Series B Preferred Shares to a preference over the holders of outstanding common shares upon the trust’s Liquidation, to the extent required to permit each holder of a Series B Preferred Share to receive the Series B Preferred Share Liquidation Value in respect of such share. In addition, a special allocation of gross income (from any source) in the year of Liquidation will be made if necessary so that a holder’s preferred capital account balance equals the Series B Preferred Share Liquidation Value. If, however, the trust were to have insufficient gross income to achieve this result, then the amount that a holder of Series B Preferred Shares would receive upon liquidation may be less than the Series B Preferred Share Liquidation Value.

After each holder of Series B Preferred Shares receives a payment equal to the capital account balance for such holder’s shares (even if such payment is less than the Series B Preferred Share Liquidation Value of such holder’s shares), holders will not be entitled to any further participation in any distribution of the trust’s assets.

For any period in which the trust is an association taxable as a corporation for U.S. federal income tax purposes, the capital account balance for each Series B Preferred Share will be deemed equal to the sum of $25.00 per Series B Preferred Share and declared and unpaid distributions, if any, to, but excluding, the date of the liquidation, dissolution or winding up of the trust on the Series B Preferred Shares, with the intent to provide holders of Series B Preferred Shares the same rights to liquidation proceeds regardless of whether the trust is taxable as a partnership or a corporation for U.S. federal income tax purposes.

Conversion

The Series B Preferred Shares are not convertible into common shares or any other class or series of shares or any other security.

Series B Trust Preferred Interests

Each Series B Preferred Share corresponds to one underlying trust preferred interest of the company held by the trust of the same class and series, and with corresponding rights, powers and duties, as the Series B Preferred Shares (the “Series B Trust Preferred Interests”). Unless the trust is dissolved, it must remain the holder of 100% of the company’s trust interests, including the Series B Trust Preferred Interests, and, at all times, the trust will have outstanding the identical number of common shares and preferred shares, including the Series B Preferred Shares, as the number of outstanding trust common interests and trust preferred interests, including the Series B Trust Preferred Interests, of the company that are of the corresponding class and series.

Description of Series C Preferred Shares

General

On November 20, 2019, the trust executed a share designation, which was amended and restated on August 3, 2021 and further amended on March 20, 2024 and September 4, 2024 (as so amended and restated and further amended, the “Series C Share Designation”). The Series C Share Designation designates 8,468,682 shares of the preferred shares of the trust, no par value, as the Series C Preferred Shares with the powers, designations, preferences and other rights as set forth therein. The Series C Share Designation is incorporated herein by reference. As of August 30, 2024, there were 4,957,088 shares of the Series C Preferred Shares issued and outstanding. The Series C Preferred Shares are listed on the New York Stock Exchange under the symbol “CODI PR C.”

Distributions

Holders of Series C Preferred Shares are entitled to receive, when, as and if declared by the board of directors of the company, cumulative cash distributions on the liquidation preference of the Series C Preferred Shares at a rate equal to 7.875% per annum of the liquidation preference per share for each quarterly distribution period from the original issue date of the Series C Preferred Shares through the redemption date of the Series C Preferred Shares, if any. A “distribution period” as used herein refers to the period from and including a distribution payment date to, but excluding, the next distribution payment date, provided that the initial distribution period commences on and includes November 20, 2019. Distributions payable on the Series C Preferred Shares for any distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

In the event we issue additional Series C Preferred Shares, distributions on such additional shares will accrue from the original issuance date of such additional shares or any other date we specify at the time such additional shares are issued. Distributions on the Series C Preferred Shares accumulate daily and are cumulative from, and including, the date of original issuance. The distributions payable on any distribution payment date include distributions accumulated to, but not including, such distribution payment date. Distributions on the Series C Preferred Shares are payable quarterly, in arrears, on January 30, April 30, July 30 and October 30 of each year. Declared distributions are payable on the relevant distribution payment date to holders of record as they appear on our share register at the close of business, New York City time, on the January 15, April 15, July 15 and October 15, as the case may be, immediately preceding the relevant distribution payment date. These record dates apply regardless of whether a particular record date is a business day, provided that if the record date is not a business day, the declared distributions are payable on the relevant distribution payment date to holders of record as they appear on the trust’s share register at the close of business, New York City time, on the business day immediately preceding such record date. A “business day” as used herein means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

Distributions on the Series C Preferred Shares accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of distributions, (ii) we have earnings, (iii) there are funds legally available for the payment of those distributions and (iv) those distributions are declared. No interest, or sum in lieu of interest, is payable in respect of any distribution payment or payments on the Series C Preferred Shares which may be in arrears, and holders of Series C Preferred Shares are not entitled to any distributions in excess of full cumulative distributions described above. Any distribution payment made on the Series C Preferred Shares will first be credited against the earliest accumulated but unpaid distribution due with respect to those shares.

The Series C Preferred Shares rank junior to the allocation interests to the extent provided in the LLC agreement, and senior to the common shares to the extent provided in the trust agreement, with respect to the payment of distributions. Unless full cumulative distributions on the Series C Preferred Shares have been or contemporaneously are declared and paid or declared and set apart for payment on the Series C Preferred Shares for all past distribution periods, no distribution may be declared or paid or set apart for payment on the common shares (or on any other shares that the trust may issue in the future ranking, as to the payment of distributions, junior to the Series C Preferred Shares (together with the common shares, “Series C junior shares”)), other than distributions paid in Series C junior shares or options, warrants or rights to subscribe for or purchase Series C junior shares, and we and our subsidiaries may not directly or indirectly repurchase, redeem or otherwise acquire for consideration common shares (or any Series C junior shares).

The board of directors of the company, or a duly authorized committee thereof, may, in its discretion, choose to cause the trust to pay distributions on the Series C Preferred Shares without the payment of any distributions on any Series C junior shares. No distributions may be declared or paid or set apart for payment on any Series C Preferred Shares if at the same time any arrears exist or default exists in the payment of distributions on any outstanding series of Series C senior shares (defined below), if any are issued.

When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Shares and our Series C parity shares (as defined below), all distributions declared upon the Series C Preferred Shares and such Series C parity shares must be declared pro rata so that the amount of distributions declared per Series C Preferred Share and such Series C parity shares will in all cases bear to each other the same ratio that accumulated distributions per share on the Series C Preferred Shares and such Series C parity shares (which will not include any accrual in respect of unpaid distributions for prior distribution periods if such other Series C parity shares do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any distribution payment or payments on the Series C Preferred Shares which may be in arrears.

Ranking

The Series C Preferred Shares rank senior to the Series C junior shares with respect to payment of distributions and distribution of the trust’s assets upon the trust’s liquidation, dissolution or winding up. The Series C Preferred Shares rank equally with any equity securities, including our Series A Preferred Shares, Series B Preferred Shares and other preferred shares, that the trust may issue in the future, the terms of which provide that such securities will rank equally with the Series C Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up (“Series C parity shares”). The Series C Preferred Shares rank junior to (i) all of the trust’s existing and future indebtedness, and (ii) any of the trust’s equity securities, including preferred shares, that the trust or the company may issue in the future, the terms of which provide that such securities will rank senior to the Series C Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up (such equity securities, “Series C senior shares”). The Series C Preferred Shares rank junior to the company’s allocation interests with respect to the payment of distributions prior to dissolution of the company, and equally with the company’s allocation interests upon liquidation, dissolution or winding up of the company or the trust; provided however that the rights allocated to the allocation interest may reduce the amount distributable to the Series C Preferred Shares upon the liquidation, dissolution or winding up of the trust. Other than the company’s allocation interests, there are no Series C senior shares or interests in the company outstanding.

Maturity

The Series C Preferred Shares do not have a maturity date, and the trust is not required to redeem or repurchase the Series C Preferred Shares. Accordingly, the Series C Preferred Shares will remain outstanding indefinitely unless the board of directors of the company decides to cause the trust to redeem or repurchase them.

Redemption

The trust may not redeem the Series C Preferred Shares prior to January 30, 2025. On or after January 30, 2025, the board of directors of the company may cause the trust, at its option, out of funds legally available to redeem the Series C Preferred Shares, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a price of $25.00 per Series C Preferred Share plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the redemption date.

Immediately prior to any redemption of Series C Preferred Shares, we will pay, in cash, any accumulated and unpaid distributions to, but excluding, the redemption date, unless a redemption date falls after a distribution record date and prior to the corresponding distribution payment date, in which case each holder of Series C Preferred Shares at the close of business on such distribution record date will be entitled to the distribution payable on such shares on the corresponding distribution payment date notwithstanding the redemption of such shares before such distribution payment date. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on the Series C Preferred Shares to be redeemed.

Unless full cumulative distributions on all Series C Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past distribution periods, no Series C Preferred Shares may be redeemed unless all outstanding Series C Preferred Shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series C Preferred Shares (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Series C junior shares we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Shares and all Series C parity shares).

Holders of the Series C Preferred Shares have no right to require the redemption of the Series C Preferred Shares.

Repurchase at the Option of Holders

If a Series C Fundamental Change (as defined below) occurs, unless, prior to or concurrently with the time the board of directors of the company is required to cause the trust to make a Series C Fundamental Change Offer (as described below), the board of directors of the company has caused the company to previously or concurrently mail or transmit electronically a redemption notice with respect to all of the outstanding Series C Preferred Shares, the board of directors of the company will cause the trust to make an offer to purchase all of the Series C Preferred Shares pursuant to the offer described below (the “Series C Fundamental Change Offer”), out of funds received by the trust on the Series C Trust Preferred Interests (as defined below under “—Series C Trust Preferred Interests”) and legally available, at a price in cash (the “Series C Fundamental Change Payment”) of $25.25 per Series C Preferred Share, plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the Series C Fundamental Change Payment Date (as defined below). Within 30 days following any Series C Fundamental Change, the board of directors of the company will cause the trust to send notice of such Series C Fundamental Change Offer by first class mail to each holder of Series C Preferred Shares or otherwise in accordance with the procedures of the Depository Trust Company with the following information:

(1)

that a Series C Fundamental Change Offer is being made pursuant to the share designation designating the Series C Preferred Shares and that all Series C Preferred Shares properly tendered pursuant to such Series C Fundamental Change Offer will be accepted for payment by the trust;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Series C Fundamental Change Payment Date”);

(3)	that any Series C Preferred Share not properly tendered will remain outstanding and distributions will continue to accumulate on such shares;

(4)

that, unless the trust defaults in the payment pursuant to the Series C Fundamental Change Offer, all Series C Preferred Shares accepted for payment pursuant to the Series C Fundamental Change Offer will be cancelled and cease to be outstanding on the Series C Fundamental Change Payment Date;

(5)	the instructions determined by the company, consistent with this covenant, that a holder of Series C Preferred Shares must follow in order to have its Series C Preferred Shares purchased; and

(6)	if such notice is mailed prior to the occurrence of a Series C Fundamental Change, that such offer is conditioned on the occurrence of such Series C Fundamental Change.

The company will not be required to cause the trust to make a Series C Fundamental Change Offer upon a Series C Fundamental Change if a third party makes the Series C Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the share designation designating the Series C Preferred Shares applicable to a Series C Fundamental Change Offer made by the trust and purchases all Series C Preferred Shares validly tendered and not withdrawn under such Series C Fundamental Change Offer.

The company and the trust will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Series C Preferred Shares pursuant to this covenant. To the extent the provisions of any securities laws or regulations conflict with provisions of the share designation designating the Series C Preferred Shares, the company and the trust will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations described in such share designation by virtue thereof.

On the Series C Fundamental Change Payment Date, the board of directors of the company shall cause the trust, to the extent permitted by law and to the extent of funds received by the trust on the Series C Trust Preferred Interests, to:

(1)	accept for payment all Series C Preferred Shares properly tendered pursuant to the Series C Fundamental Change Offer;

(2)	deposit with the paying agent an amount equal to the aggregate payment pursuant to the Series C Fundamental Change Offer in respect of all Series C Preferred Shares so tendered; and

(3)	cancel the Series C Preferred Shares so accepted.

If (i) a Series C Fundamental Change occurs and (ii) (x) we do not give notice prior to the 31st day following the Series C Fundamental Change of either (1) a Series C Fundamental Change Offer or (2) the intention to redeem all the outstanding Series C Preferred Shares or (y) we default upon our obligation to repurchase or redeem the Series C Preferred Shares on the Series C Fundamental Change Payment Date or redemption date, the distribution rate per annum on the Series C Preferred Shares will increase by 5.00%, beginning on the 31st day following such Series C Fundamental Change. Notwithstanding any requirement that we offer to repurchase or redeem all the outstanding Series C Preferred Shares, the increase in the distribution rate per annum described in the immediately preceding sentence is the sole remedy to holders of Series C Preferred Shares upon the occurrence of any of the events described in the immediately preceding sentence. Following any such increase in the distribution rate per annum, we will be under no further obligation to offer to repurchase or redeem any Series C Preferred Shares.

“Fundamental Change” means the occurrence of the following:

•

the Series C Preferred Shares (or preferred shares into which the Series C Preferred Shares have been converted or for which the Series C Preferred Shares have been exchanged in accordance with the provisions described below under “—Voting Rights”) cease to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their successors) or another U.S. national securities exchange for a period of 20 consecutive trading days; or

•

the company and the trust (or the issuer of preferred shares into which the Series C Preferred Shares have been converted or for which the Series C Preferred Shares have been exchanged in accordance with the provisions described below under “—Voting Rights”) are no longer subject to, and are not voluntarily filing the annual reports, information, documents and other reports that the company and the trust would be so required to file if so subject to, the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

Voting Rights

Holders of the Series C Preferred Shares generally have no voting rights. However, if and whenever distributions on any Series C Preferred Shares are in arrears for six or more full quarterly distribution periods (whether or not consecutive), the number of directors then constituting the board of directors of the company will be increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Series C parity shares upon which like voting rights have been conferred and are exercisable) and the holders of the Series C Preferred Shares, voting together as a single class with the holders of any other series of Series C parity shares then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, the “Series C voting preferred shares”), will have the right to elect these two additional directors at a meeting of the holders of the Series C Preferred Shares and such other Series C voting preferred shares. When all distributions accumulated on the Series C Preferred Shares for all past distribution periods and the then current distribution period have been fully paid, the right of the holders of the Series C Preferred Shares and any other Series C voting preferred shares to elect these two additional directors will cease and, unless there are other classes or series of Series C parity shares upon which like voting rights have been conferred and are exercisable, the terms of office of these two directors will terminate and the number of directors constituting the board of directors of the company will be reduced accordingly.

The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series C Preferred Shares and all other series of Series C voting preferred shares, acting as a single class regardless of series, at a meeting of shareholders, is required in order (i) to amend, alter or repeal any provisions of the trust agreement relating to the Series C Preferred Shares or other series of Series C voting preferred shares, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series C Preferred Shares or other series of Series C voting preferred shares, unless in connection with any such amendment, alteration or repeal, each Series C Preferred Share and any other Series C voting preferred share remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption thereof substantially similar to those of the Series C Preferred Shares or any other series of Series C voting preferred shares, as the case may be, or (ii) to authorize, create or increase the authorized amount of, any class or series of preferred shares having rights senior to the Series C Preferred Shares with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up; provided, however, that in the case of clause (i) above, if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series C voting preferred shares (including the Series C Preferred Shares for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series C voting preferred shares (including the Series C Preferred Shares for this purpose) as a class.

Amount Payable in Liquidation

Upon any Liquidation, each holder of the Series C Preferred Shares will be entitled to a payment out of the trust’s assets available for distribution to the holders of the Series C Preferred Shares following the satisfaction of all claims ranking senior to the Series C Preferred Shares. Such payment will be equal to their preferred capital account balance (the “Series C Preferred Share Liquidation Value”).

The capital account balance for each Series C Preferred Share equals $25.00 initially and is increased each year by an allocation of gross income (excluding capital gains) recognized by us (including any gross income recognized in the year of Liquidation). The allocations of gross income to the capital account balances for the Series C Preferred Shares in any year will not exceed the sum of the amount of distributions paid on the Series C Preferred Shares during such year. If the board of directors of the company declares a distribution on the Series C Preferred Shares, the amount of the distribution paid on each such Series C Preferred Share will be deducted from the capital account balance for such Series C Preferred Share, whether or not such capital account balance received an allocation of gross income in respect of such distribution. The allocation of gross income to the capital account balances for the Series C Preferred Shares is intended to entitle the holders of the Series C Preferred Shares to a preference over the holders of outstanding common shares upon the trust’s Liquidation, to the extent required to permit each holder of a Series C Preferred Share to receive the Series C Preferred Share Liquidation Value in respect of such share. In addition, a special allocation of gross income (from any source) in the year of Liquidation will be made if necessary so that a holder’s preferred capital account balance equals the Series C Preferred Share Liquidation Value. If, however, the trust were to have insufficient gross income to achieve this result, then the amount that a holder of Series C Preferred Shares would receive upon liquidation may be less than the Series C Preferred Share Liquidation Value.

After each holder of Series C Preferred Shares receives a payment equal to the capital account balance for such holder’s shares (even if such payment is less than the Series C Preferred Share Liquidation Value of such holder’s shares), holders will not be entitled to any further participation in any distribution of the trust’s assets.

For any period in which the trust is an association taxable as a corporation for U.S. federal income tax purposes, the capital account balance for each Series C Preferred Share will be deemed equal to the sum of $25.00 per Series C Preferred Share and declared and unpaid distributions, if any, to, but excluding, the date of the liquidation, dissolution or winding up of the trust on the Series C Preferred Shares, with the intent to provide holders of Series C Preferred Shares the same rights to liquidation proceeds regardless of whether the trust is taxable as a partnership or a corporation for U.S. federal income tax purposes.

Conversion

The Series C Preferred Shares are not convertible into common shares or any other class or series of shares or any other security.

Series C Trust Preferred Interests

Each Series C Preferred Share corresponds to one underlying trust preferred interest of the company held by the trust of the same class and series, and with corresponding rights, powers and duties, as the Series C Preferred Shares (the “Series C Trust Preferred Interests”). Unless the trust is dissolved, it must remain the holder of 100% of the company’s trust interests, including the Series C Trust Preferred Interests, and, at all times, the trust will have outstanding the identical number of common shares and preferred shares, including the Series C Preferred Shares, as the number of outstanding trust common interests and trust preferred interests, including the Series C Trust Preferred Interests, of the company that are of the corresponding class and series.

Anti-Takeover Provisions

Certain provisions of the management services agreement, the trust agreement and the LLC agreement may make it more difficult for third parties to acquire control of the trust and the company by various means. These provisions could deprive the shareholders of the trust of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. These provisions are intended to:

•	protect our manager and its economic interests in the company;

•	protect the position of our manager and its rights to manage the business and affairs of the company under the management services agreement;

•	enhance the likelihood of continuity and stability in the composition of the company’s board of directors and in the policies formulated by the company’s board of directors;

•	discourage certain types of transactions which may involve an actual or threatened change in control of the trust and the company;

•	discourage certain tactics that may be used in proxy fights;

•

encourage persons seeking to acquire control of the trust and the company to consult first with the company’s board of directors to negotiate the terms of any proposed business combination or offer; and

•

reduce the vulnerability of the trust and the company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares or that is otherwise unfair to shareholders of the trust.

Anti-Takeover Effects of the Management Services Agreement

The limited circumstances in which our manager may be terminated means that it will be very difficult for a potential acquirer of the company to take over the management and operation of our business. Under the terms of the management services agreement, our manager may only be terminated by the company in certain limited circumstances.

Furthermore, our manager has the right to resign and terminate the management services agreement upon 180 days’ notice. Upon the termination of the management services agreement, seconded officers, employees, representatives and delegates of our manager and its affiliates who are performing the services that are the subject of the management services agreement will resign their respective position with the company and cease to work at the date of our manager’s termination or at any other time as determined by our manager. Any appointed director may continue serving on the company’s board of directors subject to our Allocation Member’s continued ownership of the allocation interests.

If we terminate the management services agreement, the company and the trust will agree, and the company will agree to cause its businesses, to cease using the term “Compass,” including any trademarks based on the name of the company and trust owned by our manager, entirely in their businesses and operations within 180 days of such termination. This agreement would require the trust, the company and its businesses to change their names to remove any reference to the term “Compass” or any trademarks owned by our manager.

Anti-Takeover Provisions in the Trust Agreement and the LLC Agreement

A number of provisions of the trust agreement and the LLC agreement also could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the trust and the company. The trust agreement and the LLC agreement prohibit the merger or consolidation of the trust and the company with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or exchange of all or substantially all of the trust’s or the company’s property or assets unless, in each case, the company’s board of directors adopts a resolution by a majority vote approving such action and unless (i) in the case of the company, such action is approved by the affirmative vote of the holders of a majority of each of the outstanding trust interests and allocation interests entitled to vote thereon or (ii) in the case of the trust, such action is approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

In addition, the trust agreement and the LLC agreement each contain provisions based on Section 203 of the DGCL which prohibit the company and the trust from engaging in a business combination with an interested shareholder unless (i) in the case of the company, such business combination is approved by the affirmative vote of the holders of 66 2/3% of each of the outstanding trust interests and allocation interests entitled to vote thereon ,or (ii) in the case of the trust, such business combination is approved by the affirmative vote of the holders of 66 2/3% of the outstanding shares entitled to vote thereon, in each case, excluding shares or trust interests, as the case may be, held by the interested shareholder or any affiliate or associate of the interested shareholder.

Subject to the right of our manager to appoint directors and any successor in the event of a vacancy, the LLC agreement authorizes the company’s board of directors to fill vacancies. This provision could prevent a shareholder of the trust from effectively obtaining an indirect majority representation on the company’s board of directors by permitting the existing board of directors to increase the number of directors and to fill the vacancies with its own nominees. The LLC agreement also provides that directors may be removed, with or without cause, only by the affirmative vote of holders of 85% of the outstanding trust interests entitled to vote thereon that so elected or appointed such director. An appointed director may only be removed by the Allocation Member, as holder of the allocation interests.

The trust agreement does not permit holders of the shares to act by written consent. Instead, shareholders may only take action via proxy, which, when the action relates to the trust’s exercise of its rights as a member of the company, may be presented at a duly called annual or special meeting of members of the company and will constitute the vote of the trust. For so long as the trust remains the sole owner of the trust interests, the trust will act as a member of the company by written consent, including to vote its trust interests in a manner that reflects the vote by proxy of the holders of the shares. Furthermore, the trust agreement and the LLC agreement provide that special meetings may only be called by the chairman of the company’s board of directors or by resolution adopted by the company’s board of directors.

The trust agreement and the LLC agreement also provide that members, or holders of shares, subject to any applicable share designation or trust interest designation, seeking to bring business before an annual meeting of members or to nominate candidates for election as directors at an annual meeting of members of the company, must provide notice thereof in writing to the company not less than 120 days and not more than 150 days prior to the anniversary date of the preceding year’s annual meeting of members or as otherwise required by requirements of the Exchange Act. In addition, the member or holder of shares furnishing such notice must be a member or shareholder, as the case may be, of record on both (i) the date of delivering such notice and (ii) the record date for the determination of members or shareholders, as the case may be, entitled to vote at such meeting. The trust agreement and the LLC agreement specify certain requirements as to the form and content of a member’s or shareholder’s notice, as the case may be. These provisions may preclude members or holders of shares from bringing matters before members or holders of shares at an annual meeting or from making nominations for directors at an annual or special meeting of members. In addition, the Allocation Member has certain rights with respect to appointing one or more directors, as discussed above.

Authorized but unissued shares are available for future issuance, without approval of the shareholders of the trust. These additional shares may be utilized for a variety of purposes, including future public offerings to raise additional capital or to fund acquisitions, as well as option plans for employees of the company or its businesses. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control of the trust by means of a proxy contest, tender offer, merger or otherwise. However, the company’s board of directors will not, without prior shareholder approval, issue or use any preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan.

In addition, the company’s board of directors has broad authority to amend the trust agreement and the LLC agreement, as discussed below. The company’s board of directors could, in the future, choose to amend the trust agreement or the LLC agreement to include other provisions which have the intention or effect of discouraging takeover attempts.

Amendment of the LLC Agreement

The LLC agreement (including the distribution provisions thereof) may be amended only by a majority vote of the board of directors of the company, except that amending the following provisions requires an affirmative vote of at least a majority of the outstanding trust interests entitled to vote thereon:

•	the purpose or powers of the company;

•	the authorization of an increase in trust interests;

•	the distribution rights of the trust interests;

•	the provisions regarding the right to acquire trust interests after an acquisition exchange described above;

•	the right of holders of shares to enforce the LLC agreement or to institute any legal proceeding for any remedy available to the trust;

•	the hiring of a replacement manager following the termination of the management services agreement;

•	the merger or consolidation of the company, the sale, lease or exchange of all or substantially all of the company’s assets and certain other business combinations or transactions;

•	the right of holders of trust interests to vote on the dissolution, winding up and liquidation of the company; and

•	the provision of the LLC agreement governing amendments thereof.

provided, however, that the company’s board of directors may, without the vote of any outstanding trust interests, adopt any trust interest designation setting forth the terms of the trust preferred interests to be issued, which will amend the LLC agreement, and the board of directors, without the vote of any outstanding trust interests, may otherwise amend the LLC agreement to the extent the board of directors determines that it is necessary or desirable in order to effectuate any issuance of trust preferred interests.

In addition, the Allocation Member, as holder of the allocation interests, will have the rights specified above under “— Voting and Consent Rights.”

Amendment of the Trust Agreement

The trust agreement may be amended, revised, supplemented or otherwise modified, and provisions of the trust agreement waived by the company, as sponsor of the trust, and the regular trustees acting at the company’s direction. However, the company may not, without the affirmative vote of a majority of the outstanding shares entitled to vote thereon, enter into or consent to any modification or waiver of the provisions of the trust agreement that would:

•	cause the trust to fail or cease to qualify for the exemption from the status of an “investment company” under the Investment Company Act;

•

cause the trust to issue a class of common equity securities other than the common shares (as described above under “— Common Shares in the Trust”), or issue any debt securities or any derivative securities or amend the provision of the trust agreement prohibiting any such issuances;

•

affect the exclusive and absolute right of our shareholders entitled to vote to direct the voting of the trust, as a member of the company, with respect to all matters reserved for the vote of members of the company pursuant to the LLC agreement;

•	effect the merger or consolidation of the trust, the sale, lease or exchange of all or substantially all of the trust’s property or assets and certain other business combinations or transactions;

•	amend the distribution rights of the shares;

•	increase the number of authorized shares; or

•	amend the provisions of the trust agreement governing the amendment thereof.

provided, however, that the company’s board of directors may, without the vote of any outstanding shares, adopt any share designation setting forth the terms of the preferred shares to be issued, which will amend the trust agreement, and the board of directors, without the vote of any outstanding shares, may otherwise amend the trust agreement to the extent the board of directors determines that it is necessary or desirable in order to effectuate any issuance of preferred shares.

Trustees

Messrs. Elias J. Sabo and Stephen Keller currently serve as the regular trustees of the trust, and BNY Mellon Trust of Delaware currently serves as the Delaware trustee of the trust.

Transfer Agent and Registrar

The transfer agent and registrar for the shares and the trust interests is Broadridge Corporate Issuer Solutions, Inc.

Our common shares are listed on the New York Stock Exchange under the symbol “CODI.” Our 7.250% Series A Preferred Shares, 7.875% Series B Fixed-to-Floating Rate Cumulative Preferred Shares and 7.875% Series C Cumulative Preferred Shares are listed on the New York Stock Exchange under the symbols “CODI PR A,” “CODI PR B” and “CODI PR C,” respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations associated with the purchase, ownership and disposition of shares by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, currently applicable United States Treasury Regulations, which we refer to as Regulations, and judicial and administrative rulings as of the date hereof. This summary is not binding upon the Internal Revenue Service, which we refer to as the IRS, and no rulings have been or will be sought from the IRS regarding any matters discussed in this summary. In addition, legislative, judicial or administrative changes may be forthcoming that could alter or modify the tax consequences, possibly on a retroactive basis.

This summary does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances. Further, this summary deals only with shares of the trust that are held as capital assets (within the meaning of Section 1221 of the Code) by holders who acquire the shares upon original issuance and does not address (except to the limited extent described below) special situations, such as those of:

•	brokers and dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding shares as a part of a hedging, integrated or conversion transaction or a straddle, or as part of any other risk reduction transaction;

•	certain former citizens or residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	partnerships, S corporations or other pass-through entities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

A “U.S. Holder” of shares means a beneficial owner of shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•

a partnership (or other entity treated as a partnership for tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, the interests in which are owned only by U.S. persons;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a federal, state or local court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” of shares means a beneficial owner of shares that is not a U.S. Holder.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of the trust, the tax treatment of any non-U.S. partner in such partnership (or other entity) will generally depend upon the status of the partner and the activities of the partnership. If you are a non-U.S. partner of a partnership (or similarly treated entity) that acquires and holds shares of the trust, we urge you to consult your own tax adviser.

This summary does not address the tax consequences arising under any state, local or foreign law. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws.

No statutory, administrative or judicial authority directly addresses many of the U.S. federal income tax issues pertaining to the treatment of shares or instruments similar to the shares. As a result, we cannot assure you that the IRS or the courts will agree with the positions described in this summary. A different treatment of the shares, the trust or the company from that described below could adversely affect the amount, timing, character and manner for reporting of income, gain or loss in respect of an investment in the shares. If you are considering the purchase of shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of shares, as well as any consequences to you arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Material U.S. federal income tax considerations specific to the preferred shares will be included in the applicable prospectus supplement in connection with the offering of such preferred shares.

Status of the Trust

The trust has filed an election pursuant to Treasury Regulations § 301.7701-2(b) to be classified as an association taxable as a corporation. The election was filed with the United States Internal Revenue Service on August 25, 2021 with an effective date of September 1, 2021 (the effective date of the election, the “CTB Date”). Prior to the CTB Date the trust was classified as a partnership for U.S. federal income tax purposes. While the trust has not yet received confirmation that the IRS accepted the election to be classified as an association taxable as a corporation, the trust fully anticipates that such election will be approved. The remainder of this discussion assumes that the trust will be treated as an association taxable as a corporation from and after the CTB Date. If for any reason the election is not approved by the IRS (though the trust does not anticipate this to occur), the trust could continue to be classified for US federal income tax purposes as a partnership. A discussion of the tax implications of acquiring interests in a partnership is beyond the scope of this summary, and we urge you to consult your own tax adviser concerning such tax implications to you.

Consequences to U.S. Holders

The following is a summary of material U.S. federal income tax consequences that will apply to a U.S. Holder of trust common shares.

Distributions

If we make a distribution in respect of trust common shares, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If the distribution exceeds current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital that reduces the holder’s adjusted tax basis in the common shares to the extent of the holder’s adjusted tax basis in those common shares. A holder’s adjusted tax basis in trust common shares will generally be the amount the holder paid for such shares, subject to certain adjustments. Any remaining excess will be treated as capital gain (the taxation of which is discussed below under “Consequences to U.S. Holders-Sale, exchange or other taxable disposition of common shares”).

If a U.S. Holder is an individual, dividends received by such holder may be subject to a reduced maximum tax rate provided certain holding period and other requirements are met. If a U.S. Holder is a U.S. corporation, it may, if certain conditions are met, be able to claim the deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. Holders should consult their tax advisors regarding the holding period requirements that must be satisfied in order to qualify for the dividends-received deduction and the reduced maximum tax rate on dividends.

Sale, exchange or other taxable disposition of common shares

A U.S. Holder will generally recognize capital gain or loss on a sale, exchange or other taxable disposition of trust common shares. The U.S. Holder’s gain or loss will equal the difference between the amount realized by the U.S. Holder and the U.S. Holder’s adjusted tax basis in the common shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the common shares. Gain or loss recognized by a U.S. Holder on a sale or exchange of common shares will be long-term capital gain or loss if the U.S. Holder’s holding period in the common shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains of non-corporate taxpayers currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

In certain circumstances, amounts received by a U.S. Holder upon the redemption of trust common shares may be treated as a dividend with respect to trust common shares, rather than as a payment in exchange for trust common shares that results in the recognition of capital gain or loss. In these circumstances, the redemption payment would be included in a U.S. Holder’s gross income as a dividend to the extent such payment is made out of our earnings and profits (as described above). The determination of whether redemption of common shares will be treated as a dividend, rather than as a payment in exchange for trust common shares, will depend, in part, on whether and to what extent the redemption reduces the U.S. Holder’s ownership in the trust (including as a result of certain constructive ownership attribution rules). The rules applicable to redemptions are complex, and each U.S. Holder should consult its own tax advisor to determine the consequences of any redemption.

Additional tax on net investment income

Non-corporate U.S. persons are generally subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s tax return filing status). A U.S. Holder’s net investment income will generally include any income or gain recognized by such holder with respect to trust common shares, unless such income or gain is derived in the ordinary course of the conduct of such U.S. Holder’s trade or business (other than a trade or business that consists of certain passive or trading activities). Non-corporate U.S. persons should consult their tax advisors on the applicability of this additional tax to their income and gains in respect of their investment in trust common shares.

Information reporting and backup withholding

The trust or its paying agent must report annually to U.S. Holders and the Internal Revenue Service, or the “IRS,” amounts paid to such holders on or with respect to trust common shares during each calendar year, the amount of proceeds from the sale of trust common shares and the amount of tax, if any, withheld from such payments. A U.S. Holder will be subject to backup withholding on dividends paid on trust common shares and proceeds from the sale of trust common shares at the applicable rate (currently 24%) if the U.S. Holder is not otherwise exempt and (i) the holder fails to provide the trust or its paying agent with a correct taxpayer identification number, (ii) the trust or its paying agent are notified by the IRS that the holder provided an incorrect taxpayer identification number, (iii) the trust or its paying agent are notified by the IRS that the holder failed to properly report payments of interest or dividends or (iv) the holder fails to certify under penalty of perjury that it has provided a correct taxpayer identification number and has not been notified by the IRS that it is subject to backup withholding. A U.S. Holder generally may establish that it is exempt from or otherwise not subject to backup withholding by providing a properly completed IRS Form W-9 to the trust or its paying agent. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to a Non-U.S. Holder of trust common shares.

Distributions

Distributions on trust common shares will constitute dividends to the extent described above in “—Consequences to U.S. Holders—Distributions.” Any dividends paid to Non-U.S. Holders with respect to the trust common shares will generally be subject to U.S. withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must furnish to the trust or its paying agent a valid IRS Form W-8BEN, W-BEN-E, or other applicable or successor form, certifying such holder’s qualification for the reduced rate. This certification must be provided to the trust or its paying agent prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty but fails to timely provide the required certification, the holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for such refund or credit with the IRS.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, where an applicable income tax treaty so requires, are attributable to such Non-U.S. Holder’s permanent establishment in the United States) are generally not subject to U.S. withholding tax, provided the Non-U.S. Holder furnishes to the trust or its paying agent a properly executed IRS Form W-8ECI (or applicable successor form) prior to the payment of dividends. Instead, dividends that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and, where an applicable income tax treaty so requires, are attributable to such Non-U.S. Holder’s permanent establishment in the United States), are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. Non-U.S. Holders should consult their tax advisors regarding the potential application of tax treaties and their eligibility for income tax treaty benefits.

Sale, exchange or other taxable disposition of common shares

Subject to the discussions below under “Information reporting and backup withholding” and “Foreign Account Tax Compliance Act,” any gain realized by a Non-U.S. Holder upon the sale, exchange or other taxable disposition of trust common shares generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, where an applicable income tax treaty so requires, is attributable to such Non-U.S. Holder’s permanent establishment in the United States);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of disposition or the period that such Non-U.S. Holder held trust common shares and either trust common shares were not regularly traded on an established securities market at any time during the calendar year in which the disposition occurs, or the Non-U.S. Holder owns or owned (actually or constructively) more than five percent of the total fair market value of trust common shares at any time during the five-year period ending on the date of disposition. A corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests is at least 50% of the sum of the fair market value of (1) its U.S. real property interests, (2) its interest in real property located outside the United States and (3) any other assets used in a trade or business. We do not believe that we are, and do not anticipate that we will become, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

A Non-U.S. Holder described in the first bullet point above will generally be subject to U.S. federal income tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates or such lower rate as specified by an applicable income tax treaty. A Non-U.S. Holder that is a foreign corporation may, in addition, be subject to a branch profits tax at a 30% rate or a lower rate specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses. If a Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any gain described in the second bullet point will be subject to U.S. federal income tax in the manner specified by the income tax treaty and generally will only be subject to such tax if such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. To claim the benefit of any applicable income tax treaty, a Non-U.S. Holder must properly submit an IRS Form W-8BEN, W-8BEN-E or other applicable or successor form. Non-U.S. Holders should consult their tax advisors regarding the potential application of income tax treaties and their eligibility for income tax treaty benefits.

As described above in “—Consequences to U.S. Holders—Sale, exchange or other taxable disposition of common shares,” in certain circumstances amounts received upon the redemption of trust common shares may be treated as a dividend (the taxation of which is described above under “Consequences to Non-U.S. Holders – Distributions”) and not as a payment in exchange for trust common shares that results in the recognition of capital gain or loss. The rules applicable to redemptions are complex, and each non-U.S. Holder should consult its own tax advisor to determine the consequences of a redemption to it.

Information reporting and backup withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to Non-U.S. Holders on trust common shares and the amount of tax we withhold on these distributions. These information reporting requirements apply even if no withholding was required. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or other agreement. A Non-U.S. Holder generally will not be subject to backup withholding (but may be subject to other withholding as described above) on dividends the Non-U.S. Holder receives on trust common shares provided that we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, and we have received from the holder a properly completed IRS Form W-8BEN, W-8BEN-E or other applicable or successor form, or the holder otherwise establishes an exemption.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of trust common shares outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a Non-U.S. Holder sells trust common shares through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report the amount of proceeds paid to the Non-U.S. Holder to the IRS and also backup withhold on that amount unless the Non-U.S. Holder provides to the broker a properly completed IRS Form W-8BEN, W-8BEN-E or other applicable or successor form or otherwise establishes an exemption, and the broker does not have actual knowledge or reasons to know that the holder is a U.S. person, as defined under the Code.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is properly furnished to the IRS on a timely basis.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and IRS guidance thereunder (commonly known as the Foreign Account Tax Compliance Act (“FATCA”)) generally impose federal withholding tax on dividends and certain other amounts paid to certain non-U.S. entities unless various reporting, withholding, and other requirements are satisfied. Current provisions of the Code and Treasury regulations that govern FATCA treat gross proceeds from the sale or other disposition of instruments that can produce U.S.-source dividends (such as our trust common shares) as subject to FATCA withholding. Under proposed Treasury regulations, however, the preamble to which specifies that taxpayers may rely on them pending finalization, such gross proceeds are not subject to FATCA withholding. An intergovernmental agreement between the U.S. and the applicable foreign country, or future Treasury regulations or other guidance, may modify the requirements under FATCA. We will not pay any additional amounts to stockholders in respect of any amounts withheld under FATCA. Non-U.S. shareholders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of our trust common shares.

The foregoing discussion of material U.S. federal income tax considerations is for general information purposes only and is not tax or legal advice. You should consult your own tax advisor as to the particular tax consequences to you of owning and disposing of trust common shares, including the applicability and effect of any U.S. federal, state or local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

LEGAL MATTERS

The validity of the shares being offered hereby will be passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters in connection with the shares being offered hereby will be passed upon for us by Squire Patton Boggs (US) LLP, Cincinnati, Ohio. Attorneys at Squire Patton Boggs (US) LLP own an aggregate of approximately 2,000 common shares of the trust. The underwriters, dealers or agents, if any, will be represented by their own legal counsel in connection with any underwritten offering hereby.

EXPERTS

The audited consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting of Compass Diversified Holdings incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of The Honey Pot Company Holdings, LLC included in Exhibit 99.1 of Compass Diversified Holdings’ Amendment No. 1 to Current Report on Form 8-K dated January 31, 2024, which amendment was filed on April 10, 2024, have been so incorporated in reliance on the report of Moss Adams LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Up to $200,000,000 of

7.250% Series A Preferred Shares,

7.875% Series B Fixed-to-Floating Rate Cumulative Preferred Shares

and/or

7.875% Series C Cumulative Preferred Shares

Each Preferred Share Represents One Corresponding

Beneficial Interest in Compass Diversified Holdings

Prospectus Supplement

B. Riley Securities

September 4, 2024